As filed with the Securities and Exchange Commission on June 14, 2001 Registration No. 333-44920

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 2054

                               FORM SB-2/A
                            AMENDMENT NO. 5
                         REGISTRATION STATEMENT
                                 Under
                        The Securities Act of 1933

                         ALPINE AIR EXPRESS, INC.
                         -----------------------
                 (Name of registrant as specified in its charter)

      Delaware                     4512                   33-0619518
      --------                     ----                   ----------
(State or Jurisdiction of       Primary SIC             (IRS Employer
incorporation or organization)                        Identification No.)

      3450 West Mike Jense Parkway, Provo, Utah 84601 (801) 373-1508
      --------------------------------------------------------------
(Address, including zip code, and telephone number, including area code (801) 373-1508 of Small Business Issuer's principal executive offices)
                                                 COPY TO:
Eugene R. Mallette                           Max A. Hansen, Esq.
3450 West Mike Jense Parkway                 Max A. Hansen & Associates, P.C.
Provo, Utah 84601 (801)  373-1508            8 South Idaho, Suite A
Name, address, including zip code            P.O. Box 1301
and telephone number, including area         Dillon, Montana 59725-1301
code, of agent for service)                  Facsimile (406) 683-4304

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]

                          CALCULATION OF REGISTRATION FEE

                                                    Proposed Maximum      Proposed Maximum
Title of Each Class of               Amount to       Offering Price          Aggregate            Amount of
Securities to be Registered         Be Registered      Per Share(1)        Offering Price    Registration Fee
Common Stock offered by Selling
Shareholders                         905,908             $5.00                 $4,529,540           $1,196

Total                                905,908             $5.00                 $4,529,540           $1,196



(1)Estimated solely for purposes of calculating the registration fee.  The maximum offering price per share is based upon anticipated offering price per share of $5.00 pursuant to Rule 457(a), as the common stock has never traded on any market.



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Table of Contents
               Pursuant to Item 502 of Regulation S-B
Section                                                     Page
-------                                                     ----
PROSPECTUS SUMMARY                                           6
     Alpine                                                  6
     Contact Information                                     6
     The Offering                                            6
RISK FACTORS                                                 7
     The loss of the Postal Service as a customer
       could have a material adverse affect on our
       ability to remain operational.                        7
     Purchasers of shares in this offering may
       be buying shares at prices higher than the
       enterprise value and have trouble reselling
       the shares.                                           7
     Without additional money we will not be able
       to purchase the necessary planes to expand
       our business and future growth will be limited.       8
     We have a small fleet of older leased aircraft
       which can be costly to maintain and may adversely
       affect operations by lengthy down time.               8
     Increasing fuel costs may reduce profitability.         9
     We have high fixed costs which may drain
       resources if revenues were decreased.                 9
     New packaging dynamics may begin to reduce
       profitability by limiting the amount of freight,
       by weight, which can be carried.                      9
     We anticipate increasing costs which may reduce
       future profitability.                                10
     Government regulations limit the percentage of our
       shares that can be owned by non-U.S. Citizens
       thereby reducing the potential market
       and demand for our shares.                           10
     We are subject to extensive government regulation
       which are costly to comply with and delay
       our ability to respond to business opportunities.    11
     We have no employment agreements with our
       management and the loss of our CEO would
       have long term negative impact on our operations.    11
FORWARD LOOKING STATEMENTS                                  12
USE OF PROCEEDS                                             13
DIVIDEND POLICY                                             13
MARKET PRICE OF COMMON STOCK                                13
BUSINESS                                                    13
     Background                                             13
     Routes and Delivery                                    14
     Expansion Strategy                                     14
     Ancillary Services                                     16
     Employees                                              16
     Facilities                                             16
     Industry overview                                      17
MANAGEMENT DISCUSSION AND ANALYSIS AND
 RESULTS OF OPERATIONS                                      18
     General                                                18
     Plan of operation                                      19
     Liquidity and Capital Resources                        20
           October 31, 2000 and 1999                        20

           January 31, 2001 and 2000                        21
     Results of Operations                                  22
           October 31, 2000 and 1999                        22
           January 31, 2001 and 2000                        23
MANAGEMENT                                                  25
     Directors and Executive Officers                       25
     Executive Compensation                                 26
PRINCIPAL STOCKHOLDERS                                      27
CERTAIN TRANSACTIONS                                        28
SELLING STOCKHOLDERS                                        29
PLAN OF DISTRIBUTION                                        39
DESCRIPTION OF SECURITIES                                   39
     Common Stock                                           39
     Preferred Stock                                        40
     Transfer Agent                                         41
LEGAL MATTERS                                               41
EXPERTS                                                     41
INTEREST OF NAMED EXPERTS AND COUNSEL                       41
INDEMNIFICATION                                             41
ADDITIONAL INFORMATION                                      42
INDEX TO FINANCIAL STATEMENTS                               43
FINANCIAL STATEMENTS                                       F-1

                      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION
                      --------------------------------------------

PROSPECTUS

                              ALPINE AIR EXPRESS, INC
                          905,908 Shares of Common Stock
                                (par value $.001)

The 905,908 shares of common stock, par value $.001 of Alpine Air Express, Inc., a Delaware corporation are offered by certain selling stockholders. The expenses of the offering, estimated at $50,395, will be paid by Alpine. There is presently no public market for the shares. Alpine will receive no proceeds from the sale of these shares.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


     This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. For more detailed information on the risk associated with purchase of securities of Alpine see page 7 for "Risk Factors."

Information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 The date of this prospectus is _______, 2000.

                              Prospectus Summary

The following is a summary of the information, financial statements and the notes included in this Prospectus.

Alpine............Alpine Air Express, Inc. through its wholly owned subsidiary Alpine Aviation, Inc. is a scheduled cargo air carrier. Unless otherwise indicated, Alpine refers to both Alpine Air Express, Inc. and Alpine Aviation, Inc.

                  Alpine Aviation has been in operation since 1972 and under the current ownership and management since 1986. We transport packages, U.S. mail and other cargo in the western part of the United States. Currently, we fly between 20 cities in Arizona, California, Colorado, Idaho, Montana, Nevada, New Mexico, Texas, Utah and Washington. We primarily deliver mail for the U.S. Postal Service. Alpine leases 15 Beechcraft 99 and 4 Beechcraft 1900 aircraft to carry cargo between cities. Our other planes are used for charter and pilot training. We have experienced increasing revenue and currently have positive earnings and cash flow.

Contact
 Information......The corporate offices of Alpine are located at 3450 West
                  Mike Jense Parkway, Provo, Utah 84601, and our telephone number is (801) 373-1508.

The Offering:

Securities
 Offered..........905,908 shares of common stock-All by selling stockholders.

Risk Factors......Alpine is a small regional cargo air carrier and services one primary customer, the U.S. Postal Service. The loss of this customer would be devastating to our business. We do not have a public market for our securities and no support from major brokerage houses. Accordingly, as set forth in more detail, the securities offered involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See Risk Factors.

Common Stock
 Outstanding......11,000,000 shares-no additional shares will be issued by
                  Alpine in this offering.

                               Risk Factors

     The common stock for sale is a speculative investment and very risky. You should especially consider these risk factors and the information in the rest of this Prospectus.

The loss of the Postal Service as a customer could have a material adverse affect on our ability to remain operational.
-------------------------------------------

     Although Alpine has been profitable with increasing revenues, we receive approximately 80% of our revenue from the United States Postal Service ("Postal Service"). The loss of the Postal Service as a customer would have a long term, immediate and detrimental effect on Alpine's operations resulting in the inability of Alpine to continue business as it is now configured. This potential loss is heightened since all air cargo contracts with the Postal Service, including those of other carriers, are due to renew in September 2001.

     The Postal Service sets its contract terms in its Air Systems Contracts, which generally last for two or more years and covers all air carriers.
Alpine is covered under the Air Systems Contract-Regional which covers air carriers whose average flights are 500 miles or less. Every air carrier that meets the qualifications listed in the Air Systems Contract-Regional may ask the Postal Service to carry mail. The contracts are awarded based on performance, qualification and competitive pricing. Alpine presently has an excellent relationship with the Postal Service and has no reason to believe the Postal Service would stop providing Alpine mail for transporting. This relationship could change, however, if additional competitors entered Alpine's market, particularly, if such competitors carry mail for the Postal Service as well and have similar sized aircraft.

Purchasers of shares in this offering may be buying shares at prices higher than the enterprise value and have trouble reselling the shares.
---------------------------------------------------------------

     Although this offering does not come within the normal definition of an initial public offering, there are many similarities that place purchasers of shares offered pursuant to this Prospectus at particular risk. There is presently no public market for the shares being offered. The shares sold pursuant to this Prospectus will be the first shares available to the general public. This creates a situation where purchasers of the shares of Alpine offered in the Prospectus do not have the ability to see how the market views the shares over time. Additionally, the price of the shares may be affected by the supply and demand principals far more than the price of securities which have an active trading market and have been listed over a period of time. Purchasers will be buying from a relatively small number of stockholders with the majority of shares in the hands of only a few selling stockholders. If larger stockholders do not want to sell some of their position, prices could increase because of the demand being greater than available supply of shares. This is often seen in initial public offerings resulting in the prices beginning to settle as supply increases. Unlike in the initial public offering, however, there is no underwriter with expertise to value Alpine. Here, the investor will make his or her own determination of price without the benefit of an underwriter's assistance.

     Shares of Alpine's common stock also currently do not meet the current NASDAQ listing requirements for the SmallCap(R) Market because we do not have 300 shareholders or an established bid price of $5.00. Until Alpine is able to satisfy NASDAQ's requirements for listing, trading of the shares of common stock will be conducted on the NASD's OTC Bulletin Board, established for securities not meeting the NASDAQ SmallCap(R) Market listing requirements. Generally, companies listed on the bulletin board do not have the liquidity ability or investor following of NASDAQ companies. Consequently, the liquidity of shares could be impaired. This is not only in the number of securities which could be bought and sold, but also potential delays in the timing of transactions, reduction in security analysts' and the news media's coverage of Alpine resulting in lower prices for shares than might otherwise be attained.

Without additional money we will not be able to purchase the necessary planes to expand our business and future growth will be limited.
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    Alpine has reached the point at which additional aircraft, personnel and facilities will be needed to continue stable growth, expand operations and increase revenue. Alpine's current funds will not support extensive expansion due to the cost of planes. The turbo prop planes we plan to buy cost approximately $2,000,000 each and larger jets substantially more. Our expansion will be limited to one or two additional planes per year if we were to rely solely on our own funds from operations. Alpine's management has followed a policy of maintaining as little debt as possible so we can handle any downturns in business. Therefore, management will likely seek money to expand through the sale of additional Alpine securities.

     Presently, we intend to raise money during the third quarter of 2001. This time frame will allow us to complete the registration process for this current offering and open several pending routes. As Alpine has never raised money before through the sale of securities, our ability to raise equity capital is uncertain. Most likely, the sale of additional securities will dilute the percentage ownership of investors in this offering and may be at prices which are less than investors in this offering are currently paying.

We have a small fleet of older leased aircraft which can be costly to maintain and may adversely affect operations by lengthy down time.
--------------------------------------------------------
     We lease our planes on month to month contracts from CLB Corporation and Mallette Family LLC, companies controlled by our CEO and largest shareholder. If CLB or Mallette Family LLC ever decided to sell the planes or to change the amount we pay for the planes, our bottom line would severely be affected.
Many of the planes we use and those optimal for the type of routes and cargo we carry have become difficult to obtain. Should we lose our leases, it would take months to be back in operations. In an effort to mitigate this risk, we have asked for and received a written option to buy CLB which owns 18 of our planes.

Increasing fuel costs may reduce profitability.
-----------------------------------------------
     One of Alpine's principal cost components is fuel. The cost and the availability of fuel are subject to many economic and political factors occurring throughout the world. Alpine has no agreement with any fuel supplier ensuring the availability of fuel; nor have we entered into any hedging transactions to assure the price of fuel. Alpine's contract with the Postal Service provides for quarterly adjustments on fuel cost which the Postal Service absorbs. Between adjustments, Alpine must bear the cost of any fuel increases. On non-Postal Service cargo, we are limited from increasing our prices from competitive pressures and often absorb any fuel cost increases. The recent rise of fuel cost is evidence that our profitability will be reduced by increased fuel cost.

We have high fixed costs which may drain resources if revenues were decreased.
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     As is characteristic of the air cargo industry, Alpine is subject to a high degree of operating leverage. The revenues generated from a particular flight vary directly with the quantity of cargo carried. However, since fixed costs comprise a high proportion of the operating costs of each flight, the expenses of each flight do not vary proportionately with the amount of cargo carried. Accordingly, any sustained decrease in the amount of cargo carried or increase in operating costs that is not offset by higher rates and increased cargo could have a material adverse effect on Alpine's financial condition and results of operations.

New packaging dynamics may begin to reduce profitability by limiting the amount of freight, by weight, which can be carried.
---------------------------------------------------

     Although e-commerce has increased the amount of cargo being hauled by airlines, the nature of this cargo has created problems. The cargo industry, particularly air freight, is based on a weight measurement to determine cost to ship a package. Unfortunately with the nature of the goods being ordered over the internet, and the way in which the goods are packaged, weight measurements do not coincide with the amount of space the packages are taking up in a plane. As a result many of these packages take up substantial volume, yet are very light consisting mostly of packaging material. This disparity in size vs. weight can reduce the available cargo space and thus effect the
amount of money made per flight.   Some integrated carriers which have the
clout to demand changes have started changing the way customers are charged for a package or refuse certain customer requests to carry their cargo. Since we are tied to the Postal Service, we do not have the clout to change the nature of billing an end client for the cost to haul a particular item. Until and unless, the Postal Service changes the way it charges customers, this will be a growing problem. There are currently no indications the Postal Service will changes its pricing structure. Although this size vs. weight issue has not yet proven to be a drain on our profitability, as the increase in e-commerce changes the nature of packages being carried, we expect the revenue made per plane will decrease as less cargo in terms of weight can be carried with large lighter packages taking up available space.

We anticipate increasing costs which may reduce future profitability.
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     Management believes Alpine operates with lower personnel costs than many established air cargo carriers, principally due to a relatively junior work force and greater flexibility in the utilization of personnel. There can be no assurance that these advantages will continue to exist. Several factors indicate our personnel cost may increase. Management anticipates Alpine's personnel costs will increase as our work force gains seniority and salary structure matures in response to profitability. The pilots and mechanics at other airlines, whether passenger or cargo based, are heavily unionized. Presently, our employees are not unionized. Unionization of our employees if implemented, would restrict our flexibility in dealing with the employee groups, resulting in a material increase in our labor costs. If unionization efforts are successful, we may be subjected to risks of work interruption or stoppage and incur additional expenses associated with union representation of our employees. There is also a shortage of pilots in the marketplace. Given the size and nature of our business, we tend to be the first job for many pilots after obtaining their commercial license and meeting our minimum flight time requirements. As these pilots gain experience, they are attracted to the major airlines that hire our pilots after they reach certain levels of experience. Even with increasing salaries, most of these pilots would leave for the long term security and job potential of being with a larger carrier. Accordingly, finding qualified employees, particularly pilots, will continue to be a problem for us and will keep training costs high. We try to build our projections anticipating certain attrition levels, but unforeseen factors will often result in higher attrition. Any increase in the rate of attrition beyond our projections results in difficulty servicing our current contracts and expanding. In addition, as the size of the Company's workforce increases, the cost of attrition may become relatively greater since it may become more difficult for the Company to attract and train sufficient numbers of qualified personnel. This potential may cause our insurance rates to increase. As an air cargo company, we already have fairly high insurance rates resulting from the potential damage and loss of like which a plane crash may cause. Additionally, workers compensation rules are changing which is requiring we pay more for our pilots who are subject to varying rules depending on which state they may be in on a particular trip.

Government regulations limit the percentage of our shares that can be owned by non-U.S. citizens thereby reducing the potential market and demand for our shares.
-------

     Pursuant to law and DOT regulation, Alpine must be effectively controlled by United States citizens. In this regard, Alpine's president and at least two-thirds of our board of directors must be United States citizens and not more than 25% of our voting stock can be owned by foreign nationals (although subject to DOT approval the percentage of foreign economic ownership may be as high as 49%). Alpine's amended by-laws contain a provision designed to ensure that the amount of voting stock beneficially owned by foreign nationals will not exceed 25% of the total outstanding stock of Alpine. Under such by-law provision, (i) transfers of shares of Alpine to foreign nationals may not be made if the transfer would result in the ownership of stock by foreign nationals exceeding 25% of the total outstanding stock of Alpine and (ii) if the stock of Alpine is in fact transferred to a foreign national in such circumstances, the holder of such stock shall not be entitled to vote or to have any other rights except the right to transfer the stock to a citizen of the United States. Although we have adopted procedures to ensure that no more than 25% of our voting stock will be owned by foreign nationals and will make every effort to ensure that a foreign national will not forfeit any of his or her operating rights by virtue of foreign ownership, there can be no assurance that foreign ownership will not exceed such 25% threshold. The limitation on foreign investment may also affect our stock price by reducing potential buyers.

We are subject to extensive government regulations which are costly to comply with and delay our ability to respond to business opportunities.
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     The Airline Deregulation Act of 1978, as amended, eliminated most domestic economic regulation of passenger and freight transportation. However, the Department of Transportation and the Federal Aviation Administration (FAA)
still exercise certain regulatory authority over air carriers.   The DOT
primarily regulates passenger airlines and we have little dealings with them.

     The FAA regulates flying operations, including establishing personnel, aircraft and security standards. Many of these same requirements are also set forth in our contract with the Postal Service. As part of that oversight, the FAA has implemented a number of requirements that Alpine must incorporate into our business. These matters relate to, among other things, inspection and maintenance of aircraft, pilot training, and supervision. Alpine must prove to the FAA that it complies with Part 135 and other regulations before we can begin operations. Noise restrictions exist at many airports. Alpine's current aircraft comply with these restrictions if operated correctly.

     Alpine is currently licensed as a carrier under Part 135 of the FAA Regulations, but intends as soon as practicable to obtain operating authority under Part 121 of those regulations. Part 121 operating authority would permit Alpine to operate a larger and more efficient class of aircraft, such as the Boeing 727. Obtaining a Part 121 authority is a lengthy and expensive process, and is by no means assured.

     Our future results may vary based upon any actions which the governmental agencies with jurisdiction over our operations may take. These include the granting and timing of certain governmental approvals, restrictions on competitive practices, the adoption of regulations impacting maintenance standards, and the adoption of more restrictive locally-imposed noise restrictions.

We have no employment agreements with our management and the loss of our CEO would have long term negative impact on our operations.
------------------------------------------------------

     Management, specifically our CEO, Eugene Mallette, owns 85% of the outstanding shares of common stock. Current management will be able to elect all the board of directors and otherwise control Alpine and its operations. Mr. Mallette also is the primary contact person with the Postal Service and owns, through various entities all of the planes we use.

     Mr. Mallette's role is critical to the success of Alpine. If something were to happen to Mr. Mallette, it is foreseeable that Alpine would suffer from a downturn in business until a suitable replacement could be found and relationships established. As a relatively small company offering one product/service, our operations have been controlled by Mr. Mallette and Bill Distefano our president. Their responsibilities have been very distinct and each possess different skill sets with Mr. Distefano over flight operations and maintenance and Mr. Mallette over the marketing, strategic business decisions and financial aspects of our business. Additionally, Mr. Mallette has been the primary contact person with the Postal Service and has developed the industry relationships which will be key to our ability to expand. This industry knowledge and business relationships are not readily available in the market place and only competitors would have management with similar levels of experience. Even these people may not have the proven capabilities to take an unprofitable operation and make it profitable. To replace Mr. Mallette would be costly and time consuming. We do have a key man insurance policy on Mr. Mallette, but it is relatively small and would not cover a long term down turn in business from Mr. Mallette's loss. As a small company, we have not developed any succession plans at this time.


                        Forward-looking Statements.

     This Prospectus contains certain forward-looking statements regarding the plans and objectives of management for future operations, including plans and objectives relating to Alpine's future marketing efforts and the future economic performance of Alpine. The forward-looking statements and associated risks set forth in this Prospectus include or relate to the ability of Alpine to market our services at competitive prices, attract and retain trained personnel, obtain required financing for our future operations, forecast demand for our services, and maintain pricing and thereby maintain adequate profit margins.

     The forward-looking statements herein are based on current expectations involving a number of risks and uncertainties. Such forward-looking statements are based on the assumptions described in the preceding paragraph. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, which are difficult or impossible to predict accurately and many of which are beyond Alpine's control. Accordingly, although Alpine believes the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks inherent in Alpine's business and operations which could cause Alpine's operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in maintenance, fuel or labor costs, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects. Periodic revisions must be made to reflect actual conditions and business developments; the impact of which may cause Alpine to alter our marketing, capital investment and other expenditures, which may also materially adversely affect Alpine's results of operations. In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by Alpine or any other person that Alpine's objectives or plans will be achieved.

                                Use of Proceeds

     All shares of common stock being offered by this prospectus are being sold by selling stockholders. No proceeds will be received by Alpine.

                                Dividend Policy

     Alpine Air has not paid dividends and does not plan on paying dividends in the near future. Instead, Alpine currently intends to retain any earnings for use in expanding its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

                         Market Price Of Common Stock

     Prior to this Offering, there has been no public market for Alpine's common stock and there can be no assurance that a significant public market for the common stock will develop or be sustained after the Offering. Alpine will seek a market maker to apply to have Alpine's common stock included for quotation on the NASD's Electronic Bulletin Board on the effectiveness of Alpine's registration statement, under the proposed symbol "ALPE." There can be no assurance that the market maker's activities will be continued, or that an active trading market for the common stock will be developed or maintained. The future market price of the common stock may be highly volatile. There is no public market for Alpine's stock. Alpine is registering 905,908 shares which will be the only shares able to be sold to the public. The remaining 10,094,092 shares will be eligible to be sold under Rule 144 in June 2001. The Company's common stock has never been traded. As of June 13, 2001, there were approximately 112 record holders of Alpine's common stock.

                                  Business

Background
----------
     Alpine Air Express, Inc., a Delaware corporation, is engaged in the air cargo business through its wholly owned subsidiary Alpine Aviation, Inc., a Utah Corporation. Alpine Air Express was formed in April 1994 under the name Riverside Ventures, Inc. Prior to the acquisition of Alpine Aviation, Inc. in June 2000, Alpine Air Express had no business operations and was actively looking for a business with which to merge or acquire in an effort to create an operation that would provide value to our shareholders.


     On June 12, 2000, Alpine Air Express, at the time called Riverside Ventures, Inc., entered into an agreement and plan of reorganization with Alpine Aviation, Inc., the Utah corporation, pursuant to which Alpine Air Express acquired all of the outstanding shares of Alpine Aviation. Pursuant to the terms of the reorganization, Alpine Air Express issued 9,895,000 shares of Alpine Air Express common stock to the shareholders of Alpine Aviation for all of the issued and outstanding shares of Alpine Aviation. As a result of the reorganization, Alpine Aviation became a wholly owned subsidiary of Alpine Air Express. At the time of the reorganization, Alpine Air Express had 1,000,000 shares of common stock outstanding. Following the reorganization, Alpine Air Express had 10,985,000 shares outstanding composed of the 1,000,000 shares outstanding prior to the issuance of shares for Alpine Aviation and the 9,895,000 newly issued shares to Alpine Aviation shareholders. Subsequently, an additional 105,000 shares were issued bringing the total outstanding shares to 11,000,000. As a result of the reorganization, the management of Alpine Aviation assumed control over Alpine Air Express and changed the name from

Riverside Ventures to the current name of Alpine Air Express. The reorganization has been treated as a "reverse merger" with Alpine Aviation as the surviving entity for accounting purposes and Alpine Air Express the surviving entity for corporate purposes. On a going forward basis, the business and management of Alpine Aviation are the business and management of Alpine Air Express. Collectively, we refer to the combined entity of Alpine Air Express and Alpine Aviation as "Alpine."



    Alpine Aviation, Inc. was organized on October 7, 1975, in the state of Utah. Alpine Aviation has been operated by the same management since 1986. Alpine Aviation is an air cargo operator, transporting mail packages and other time-sensitive cargo between 19 cities in the western portion of the United States. Alpine Aviation began its operations in the 1970's with the intent of being a regional charter and cargo carrier. After present management acquired control in 1986, Alpine Aviation began to focus less on the charter or passenger services and more on the cargo aspects of the airline industry. Throughout most of the 1990's, Alpine Aviation has focused more and more on hauling mail for the Postal Service because of their favorable contracts, routes and payment practices. As a result of this focus, approximately 87% of Alpine Aviation's revenues now come from the Postal Service.

Routes and Delivery
-------------------

     Alpine currently has 21 routes covering 20 western cities in 10 states. Most routes are flown every day and some several times a day. In fiscal 1999, Alpine transported 9,360 tons of cargo. The largest component of Alpine's cargo mix is U.S. mail, which accounted for approximately 80% of our fiscal 1999 revenue. Alpine's delivery commitment on U.S. mail and most of the cargo ranges from one to four hours. Alpine has consistently garnered awards from the U.S. Postal service for timeliness ranking in the top 10% of all contract carriers for the Postal Service.


     Alpine services its routes with 20 aircraft which are smaller turbo-prop planes. Currently, the largest planes in our fleet are Beechcraft 1900 which hold 5,400 pounds of cargo. The Postal Service delivers and picks up all cargo we carry at the plane, unless separate arrangements have been made. The Post Office delivery and pick up at plane side enables us to reduce our cost.

Expansion Strategy
------------------

     Our current routes could support additional and larger planes. To meet this need, we have located and been offered fifteen Beechcraft 1900's. Although formal agreements have not been signed, except on those planes purchased by Mallette Family LLC, each Beechcraft 1900 will cost approximately two million dollars ($2,000,000) per plane payable at delivery. Alpine has assigned our rights to purchase the first six planes to Eugene Mallette. Mr. Mallette, in turn, has purchased the six planes, in one of his other entities, Mallette Family LLC, and leased them back to Alpine on similar terms as our other leases. Under the terms of our other leases, which are with CLB Corporation, another of Mr. Mallette's controlled entities, we have a month to month lease on the planes and the lease is based on a lease rate of $15,000 per month for our Beachcraft

99 cargo planes, and $75.00 per flying hour for maintenance reserves. We are also responsible for the normal maintenance on the planes, fuel and oil cost, hangar and landing fees and insurance. The Beachcraft 1900's will have the same lease terms, but the monthly lease rate will be $35,000 per month and a $150 per flight hour for maintenance reserves.

     The decision was made to transfer the purchase rights to Mr. Mallette because management did not want Alpine to take on the debt associated with the planes, at this time. Additionally, Mr. Mallette, who had to provide personal guarantees on the loans for the planes, did not want to provide those guarantees in Alpine but rather in one of his own entities for his tax and estate planning reasons. Four of these planes have been placed in service and the other two will be in service in the next three months. The remaining nine planes will be delivered throughout 2001 and 2002. We have loaned Mallette Family LLC $2,000,000 towards the down payment on the planes. Alpine is hopeful that it will be able to sell our equity in the future to buy the remaining nine planes, as well as the six already purchased by Mallette Family LLC. Any sale of our equity would most likely be through a private placement of shares of our common stock. At this time, the exact nature of any private placement is unknown. In the meantime, Alpine is maintaining its flexibility in having the ability to use the planes without the burdensome debt associated with the planes.



     The Beechcraft 1900 is typically configured for 5,400 pounds and 611 cubic feet of cargo capacity. The Beechcraft 1900 is an all-weather aircraft powered by twin, PT-6 Pratt & Whitney turbo props. It has a range of about 800 statute miles and enjoys a sound reputation for safety. Acquisition of the Beechcraft 1900 will increase the total cargo capacity of Alpine's aircraft from 54,000 pounds to 135,000 pounds per day, an increase of 150%. With these aircraft, Alpine will be able to bid on additional Postal Service routes and also try to receive some of the contract hauling contracts from integrated carriers like FedEx and Emery. The additional advantages of the Beechcraft 1900 include allowing us to carry more freight on routes increasing our economies of scale since the Beechcraft 1900, except for the lease cost, does not cost much more to operate than our current planes.



    Alpine has received an option to purchase CLB Corporation, which owns 15 of our Beechcraft 99 planes. Under the terms of the option, Alpine can acquire CLB Corporation for shares of its common stock with each share assigned a $3.40 value. The total purchase price for CLB Corporation will be the "blue" book value of CLB's planes which is presently $17,000,000. Since CLB Corporation is controlled by Mr. Mallette any purchase would be recorded on a historic or predecessor cost basis so that Alpine would not be able to record the appreciation in the aircraft since Mr. Mallette originally acquired them. The option to acquire CLB Corporation is for a period of two years and cannot be exercised unless shares of Alpine's common stock are trading a price in excess of $3.40 and Alpine has already acquired the six Beechcraft 1900's owned by Mallette Family LLC. Alpine does not anticipate acquiring the aircraft of CLB Corporation this year as our current focus is on the acquisition of the Beechcraft 1900's.

    Alpine is also seeking potential acquisitions in the western portion of the United States which would add planes, additional contracts and additional maintenance facilities at a location which would be able to serve our routes. Presently, Alpine does not have any agreements to acquire any other cargo companies. Alpine has talked to its competitors in our region to see if any are interested in being acquired by Alpine. So far, all talks are in the early/development stages and no agreements are anticipated until Alpine is finished with the registration of its securities and has its shares of common stock listed for trading. Even then, Alpine anticipates a potential seller would want to wait a period of time to see how shares of Alpine's common stock are valued by the marketplace.

Ancillary Services
------------------

     Through most of 2000, our Provo facility contained a fixed based operation which operated a flight school and handled airplane maintenance.
Our operations have reached a point where the fixed based operation no longer fit our future needs. We have, therefore, sold our fixed based operation and concentrate our resources on our own maintenance and training needs. The sales agreement is for a sales price of $617,000 subject to certain lease-backs and offsets. Included in the lease-backs and offsets is a $25,000 lease of property from purchaser to Alpine to use for an office and hangar through February 15, 2001, $187,000 into plane fuel credit to Alpine, and approximately $60,000 credit to Alpine against another lease held by purchaser which will be transferred to Alpine upon the completion of our new facilities. As a result of the various offsets and credits, Alpine received $285,000, which was applied to the purchase of our new hanger.

     We do not anticipate a significant change in earnings as a result of its sale to a third party. In recent years, our own expansion has resulted in most of the fixed base operation being directed to the maintenance of our own planes. We will continue to train our own first-officers and captains through our FAA approved training program.

Employees
---------

     The Company has 70 full time employees including 7 in administration and 42 in flight operations which includes 23 pilots. No employees belong to any labor union or have employment contracts.

Facilities
----------



     Alpine leases all of its real property. We have sold our current facilities and are leasing them back from the purchasers on a six months lease while our new facilities are completed. The lease back requires a payment of $25,000 for the six months. Presently, we estimate the new facilities will be completed around July 2001 at a cost of approximately $1,000,000. The new facility will be the property of Alpine and is being paid for through existing resources including the proceeds of the sale of our prior facility. The new facility is on leased property at the Provo Municipal

Airport under a lease that will expire in 2040, based on a thirty year lease with two five year options. Under the terms of the ground lease Alpine will pay a monthly lease rate of approximately $521. Our new hangar will be 25,000 square feet.



     We also lease a 10,403 square foot hangar in Billings, Montana at the Logan International Airport at a lease rate of $15,904 per year. This lease expires on October 31, 2001, if not renewed by mutual consent.

     We carry extensive insurance coverage on all facilities as well as planes. Management believes our insurance coverage is adequate to cover any damage to our facilities or planes and any resulting liabilities.

Industry overview
-----------------

     The package delivery or cargo business has evolved rapidly over the last two decades, driven by the integration of world markets, the rationalization of corporate supply chains and the implementation of enterprise software and internet-based information technology solutions. The ability to provide time-definite delivery options and transfer information increasingly determines success. Customer demands for real-time information processing and worldwide distribution and logistics capabilities favor larger companies with integrated services.

     Customers increasingly focus on the timing and predictability of deliveries rather than the mode of transportation. As customers re-engineer the total distribution process, which includes order processing, administration, warehousing, transportation and inventory management, they are attempting to reduce the most expensive and fastest growing component inventory carrying costs. Time-definite transportation, which is no longer limited to air express, has become a critical part of just-in-time inventory management and improving overall distribution efficiency.

     Technology advances have made it easier for companies to analyze and compare distribution options. As a result of these changes, individual shipments are generally smaller but more frequent and a greater proportion of products is being delivered directly to end-users, particularly as e-commerce takes hold. Customers expect high performance levels and broad product offerings as they seek to optimize supply chain solutions.

    There has been dramatic growth in the utilization of e-commerce by both consumers and businesses for the transfer of goods. Consumers who use the internet for home shopping and other services shop across borders and require global delivery capabilities. According to Forrester Research, $80 billion in goods were purchased globally over the internet in 1998, and this figure is expected to reach over $3.2 trillion in 2003. Of this $80 billion, 80% to 85% represented business-to-business sales, with the remainder representing business-to-residential sales.

     Delivery of packages to a specific destination at a guaranteed time has been the growth engine for the package delivery industry over the past decade. Time-definite service has grown from 4% of the U.S. parcel delivery market in

1977 to over 60% today. Time-definite service has grown from just under 10 billion revenue ton miles in 1989 to over 14 billion revenue ton miles in 1997, for a compound annual growth rate of 4.3%, while charter, scheduled mail and scheduled freight have remained relatively flat during that period. Internationally, however, time-definite service represents only 6% of the parcel delivery market, demonstrating the potential for substantial growth.

     The industry has become increasingly dominated by large integrated carriers such as FedEx and UPS that provide seamless services, including pick-up and delivery, shipment via air and/or road transport and customs clearance. The pace of consolidation in the package delivery industry has increased on a global scale.

     Industry participants are acquiring, merging with or forming alliances with partners that can expand global reach, breadth of services or technological capabilities in order to better enable those participants to compete in a rapidly changing global environment. In particular, government-run post offices have made several recent alliances with and acquisitions of private-sector companies. Post offices, which still maintain numerous advantages over private-sector companies, create significant challenges for competitors worldwide.

     Statistics compiled by Boeing Aircraft Company indicated air cargo traffic will nearly triple by 2017. We feel with the growth in cargo and with e-commerce taking hold, the need for companies like Alpine will only continue to expand. We offer the ability to deliver mail and cargo to smaller markets without the associated capital cost.



       Management Discussion and Analysis and Results of Operations

General
-------

     Since the early 90's, Alpine has been profitable with consistent revenue. Net income has ranged from a low in 1995 of $96,981 on revenue of $7,050,026 to net income of $2,690,397 in 2000 on revenue of $17,468,222. We believe this increase in revenue and more importantly net income is the result of focusing on our primary customer, the Postal Service. The focus on the Postal Service comes after pursuing various avenues in the aviation industry. We have tried to be a charter carrier, passenger carrier and support integrated cargo carriers. We discovered in each of these avenues that a small carrier such as Alpine has little negotiation capabilities and is at the discretion of the larger carriers and customers as to terms of payment. This placed substantial burden on our ability to meet our own financial needs, much less grow. Although these other markets could be profitable, certain dynamics such as size and steady cash flow had to be achieved before entering them.
After analyzing the various options available, we determined that until a certain size was reached, we should focus on government contracts, specifically the Postal Service.

     The Postal Service offered us the ability to have a consistent, reliable source of revenue and immediate payments helping to solve cash flow problems
we previously faced.   The Postal Service also had need for a carrier who
could expand in the western portion of the United States and would meet certain customer service goals such as on-time performance, which is critical to the Postal Service. By focusing our efforts to satisfy the needs of the Postal Service, we have been able to build a strong relationship resulting in our expansion to 21 Postal Service routes.

     While we will continue to focus on maintaining our Postal Service contracts and feel confident we will be able to acquire additional Postal Service routes, there is always the possibility that someone will enter our market area and take some of these routes. However, there is no indication,
at this time, that any other parties are trying to do this.   We believe our
relationship with the Postal Service is strong enough to maintain our current relationship, at a minimum.

     Since we now have the established revenue flow from our Postal Service routes, we would like to go after some of the cargo business we were not able to handle before, including providing carrier services to integrated carriers such as FedEx and Emery. Many of these integrated carriers use local airlines to carry the integrated carriers cargo between smaller markets where the economics do not make sense for them to devote manpower and planes. These routes, however, are profitable to a carrier with the right structure. We have proven the profitability of servicing these smaller markets through our work with the Postal Service and now feel we can grow our business by offering the same quality service to the integrated carriers, freight forwarding companies and non-integrated domestic, international and regional cargo companies. We anticipate it will take time to develop material contracts with integrated carriers and freight forwarders. Most of these companies already have existing relationships with air cargo companies.

     Presently, there are no real barriers, contractually or otherwise, to prevent us from expanding service beyond the Postal Service to FedEx, Emergy or any other carrier. Some integrated carriers limit or prohibit other cargo from being carried on one of their designated flights. Alpine's discussions with these carriers indicate a willingness to either waive this requirement for our small markets or guarantee a certain payment per flight. If a guaranteed payment is offered, Alpine would simply add another flight to a particular city to pick up the postal service mail.

Plan of Operation
-----------------

     We have been successful in steadily increasing revenue and net income. Over the next year we anticipate a new Postal Service contract being announced which, based on current discussions, should be on similar terms as the existing contract. We have no reason to believe we would not receive our current routes and are hopeful that as the amount of mail continues to increase we will be able to receive additional routes in the western portion of the United States which can be serviced from our current facilities.

     We do intend to acquire, through lease or purchase, additional planes to meet increasing demand and allow us to bid on additional work. Management has consistently maintained a policy of low debt ratios so we will not finance these planes with heavy debt. We anticipate using existing cash flow and potentially selling equity in Alpine to make up any other sums needed. A second alternative and one we most likely will use in the short term, will be to rely on the financing provided by Eugene Mallette who, through CLB and Mallette Family LLC, owns the other planes we use. Mr. Mallette has indicated a willingness to purchase the planes and lease them back to Alpine on similar terms to the current CLB agreements. Mr. Mallette has stated he has the financing to purchase up to 15 additional planes. Eventually, Alpine hopes to acquire the aircraft owned by CLB and Mallette Family LLC. By acquiring the aircraft we would reduce the monthly lease payments and hopefully increase our net revenue.

     Alpine has obtained a two year option to acquire CLB Corporation and its planes. The agreement with CLB Corporation provides for the purchase of CLB Corporation with shares of Alpine's common stock. Each share of Alpine's common stock would be valued, solely for purposes of this transaction, at $3.40 per share. The purchase price would be the "blue" book value of the CLB aircraft at the time of purchase. Presently, we do not anticipate acquiring CLB this year and instead will focus on acquiring the six Beechcraft 1900's Mallette Family LLC owns. The purchase of the Beechcraft 1900's would be a cash purchase from Mallette Family LLC of approximately $2,100,000 per Beechcraft 1900 which is the purchase cost plus refitting cost incurred by Mallette Family LLC for each aircraft.

     We are in the process of building new facilities at our Provo, Utah headquarters. These new facilities will serve as our corporate offices,
maintenance and training facilities.   We have sold the current facilities in
Provo, Utah. The proceeds from this sale will help pay for the new facilities as well as offset some lease and fuel expenses. The cost of the new facilities in excess of the proceeds received from the sale of the current facilities will be paid from our current capital and ongoing revenue. The facilities will be at the Provo Airport and be built on grounds leased from Provo City. The lease will be for 40 years, and be for a fairly nominal monthly rent of approximately $521. The facility is almost complete and we anticipate moving into the facility in July of 2001.



Liquidity and Capital Resources
-------------------------------

October 31, 2000 and 1999
-------------------------

     Financially, Alpine is experiencing its best times since inception. For the fiscal year ended October 31, 2000, we had record profits that left Alpine with current assets of $7,982,737 compared with current liabilities of $1,460,844 and no long term debt. This represents an increase in current assets of $3,550,662 from October 31, 1999, when current assets were

$4,432,075. The largest increase from 1999 was in marketable securities which increased to $3,030,000. The increase in marketable securities was a result of higher net profits in 2000.

     With a working capital surplus of $6,541,893 we are positioned to complete the building of our new facility in Provo, Utah which we anticipate costing around $1,000,000. As a result of the sale of our fixed based operation, we only anticipate having to expend approximately $600,000 out of existing funds once we complete the sale of our existing facility. We do not anticipate any problems with liquidity in the upcoming year. Revenues should exceed the previous years, resulting in additional cash to fund operations and expansion.

     The only expenditures anticipated besides the new facility are for additional cargo aircraft. Management anticipates following its existing practice of not incurring large amounts of long term debt. Accordingly, if the planes cannot be financed out of existing revenue, management will seek alternatives. Hopefully, we will raise the necessary capital through the sale of equity. If not, Eugene Mallette has indicated a willingness, through other entities he controls, to purchase the planes and lease them back to Alpine. The lease terms would be similar to the ones currently being paid on our other planes which are also leased from entities controlled by Mr. Mallette. We believe these terms to be very favorable.

January 31, 2001 and 2000
-------------------------
     We have entered a transition phase in our operations as we expand our capabilities to be able to continue to grow in the future. The last ten years have been very profitable for Alpine as we developed a good relationship with the Postal Service, transitioned into an all cargo air carrier and became a profitable company. Now, we have reached a point where further growth requires a capital commitment on the part of Alpine to build a new facility, hire additional employees and obtain larger aircraft to service our expanding routes and acquire new routes.

     The quarter ended January 31, 2001, saw the beginnings of managements' commitment to expand our infrastructure for future growth. We have begun the construction of our new facility and will lease, from entities controlled by, Eugene Mallette, our chief executive officer and largest shareholder, five (5) additional aircraft, all Beechcraft 1900 which will be our largest aircraft.

     These expansion efforts resulted in a decrease in current assets from $7,982,737 at October 31, 2000, to $5,996,616 at January 31, 2001. This
decrease was the result of loaning $2,000,000 to entities controlled by Mr. Mallette to assist him in purchasing the Beechcraft 1900's. Each Beechcraft 1900 cost approximately $2,000,000 which Mr. Mallette, through corporation's he controls has paid. We anticipate, pending additional equity financing, to eventually acquire these aircraft from Mr. Mallette's entities.

     Our cash position was also affected by the natural lag time in placing new aircraft in operation. Eventually, these aircraft will produce increased revenue and additional overall net income. Presently, however, there is a lag between the receipt of the new aircraft and its retrofit from a passenger aircraft to a cargo aircraft. During this time frame we have had to hire additional personnel to maintain and retrofit the aircraft. This resulting reduction in net revenue also led to a reduction in available cash. We anticipated this temporary reduction in net income and believe in the long run it will be more than offset in net income in the future.

     Construction of our new facility started during the last quarter and should be completed in April 2001. With the construction, the purchase of additional equipment, including office equipment, our current assets were also reduced. The completion of the new facility should not result in significant additional expenses beyond those already incurred.

     With the sale of our fixed based operation, our inventories were reduced with the buyer of our fixed based operation taking part of our inventories. Additionally, we have reevaluated our inventory needs and have written some of our inventory off which we believe to be obsolete or no longer needed based on our current operating needs.

    Overall, our liabilities have decreased as operations have remained profitable and allowed us to service our ongoing expenses and debts on a timely basis. Working capital on January 31, 2001, continued to be strong with $5,318,518 in working capital. Although the working capital has decreased from $6,541,893 on October 31, 2000, overall assets remain fairly consistent with $9,241,875 in assets on January 31, 2001, as opposed to $9,517,428 on October 31, 2000.

     The only expenditures anticipated besides the new facility are for additional cargo aircraft. Management anticipates following its existing practice of not incurring large amounts of long term debt. Accordingly, if the aircraft cannot be financed out of existing revenue, management will seek alternatives. Hopefully, we will raise the necessary capital through the sale of equity. If not, Eugene Mallette has indicated a willingness, through other entities he controls, to purchase the aircraft and lease them back to Alpine.

Results of Operation
--------------------

October 31, 2000 and 1999
-------------------------
     Our last two fiscal years were our best years ever in terms of revenue and net income. Revenue for the fiscal year ended October 31, 2000, was $17,468,222 which represented an increase of $4,990,406 or 40% over the $12,477,816 in revenue for the same period in 1999. More importantly, net income increased almost 53.2% to $2,690,397 for the fiscal year ended October 31, 2000, from $1,756,484 received in 1999. We consider the increase in net income to actually be better than expected given a nonrecurring consulting expense of $1,430,250 and nonrecurring organizational expenses of $76,568 which occurred during the year. Without these nonrecurring expenses, which were non-cash items, net income would have increased to $3,594,488 a 105% increase over the prior year.

     The increase in net income was the result of increased loads and expanded route system resulting in better utilization of planes and pilots. We consider these results even better than expected given the high fuel cost we had to pay in 2000 and continue to pay today. As we are able to expand routes, net income should continue to increase given our ratio of fixed cost to variable cost.

     Our contract with the Postal Service more than made up for the higher fuel cost as they awarded us expanded routes increasing to 20 in 2000. These increased routes allowed us to utilize our planes and pilots more efficiently. This additional revenue offset the increased variable cost of fuel and maintenance. We anticipate that fuel costs will remain about the same for this year, somewhere near $1.75 per gallon on average.

     One advantage we have over other carriers is the Postal Service contracts have a fuel expense increase clause. This clause automatically increases the amount the Postal Service pays us when fuel costs increase, making adjustments every quarter. Accordingly, as fuel costs go up, we generally only experience a quarter lag time before we begin to be paid at a higher rate. Although the total rate increase does not entirely offset our actual fuel cost increases.

     Operating expenses from 1999 to 2000 have decreased do to better utilization of our staff and better allocation of resources. Operating expenses went from $1,705,481 in 1999 to $1,042,314 in 2000. Part of this reduction was the result of the sale of our fixed based operation. Direct cost of operations increased, as expected with the increased routes, to $10,870,028 which was 62.2% of operating revenues. This percentage of direct cost has remained fairly constant from 1999 when direct cost were $7,756,828 or also 62.2% of operating revenues.

     Wage expense decreased by $442,805 for a couple of reasons. First, our chief executive officer did not take a bonus in 2000 as opposed to the $400,000 paid as a bonus to him in 1999. Additionally, the sale of our fixed based operation reduced wages. In future periods, other than bonuses for the first quarter of 2001, we do not intend to pay large cash bonuses to officers but will be setting up an option plan tied to more definitive management objectives. This change in bonus structure is being undertaken to better reflect our new ownership structure from a company primarily owned by two officers to a public company structure.

     One factor that will change in upcoming years is the revenue received from our fixed based operations. We do not feel it makes long term economic sense to continue to operate our fixed based operations for third party use. Accordingly in the last part of 2000, we sold the fixed based operation. This should result in increased profits for us as the fixed based operation was operating at a slight loss. We will transfer the personnel used in the fixed based operation to maintenance of our own planes and to other administrative needs.

January 31, 2001 and 2000
-------------------------
     For the quarter ending January 31, 2001, operating revenues increased to $4,516,829 from $4,140,487 for the quarter ended January 31, 2000. This increase in revenue is in line with the continual increases we have been experiencing the last few years. However, net income declined from 2000, as our expansion efforts, which started during our quarter ending January 31, 2001, increased expenses. This reduction in net income, before taxes, from $1,702,957 for the quarter ending January 31, 2000, to $892,193 for the quarter ending January 31, 2001, was the result of several factors which we feel in the long run will result in increased net income.

     Our direct costs increased during the quarter for several reasons. With the addition of four Beechcraft 99s and one Beechcraft 1900 to our fleet, costs have increased as we have had to hire additional pilots, mechanics and support staff in the operations and maintenance areas. The additional personnel were hired during the retrofitting of the new aircraft from passenger to cargo aircraft. As a result, we had a lag time between when the personnel, particularly maintenance had to be hired and when the aircraft were placed into operation. As a result, direct cost for labor rose 45% without the corresponding increases in revenue which we expect to come in the second and third quarters of 2001.

     In anticipation of the new aircraft, we obtained new routes which we did not have sufficient aircraft to cover while the new aircraft where being retrofitted. To maintain these routes, we assigned one aircraft to multiple routes, ferrying empty aircraft between the routes. This resulted in fuel and pilot time which was not offset by any revenue. We have now added another two aircraft to help cover these routes and as the retrofitting of the aircraft becomes more systematic, we anticipated the length of time per aircraft in retrofitting to be reduced, helping to eliminate the lag time between new routes, personnel and aircraft availability. We anticipate the cost as a percentage of revenue to decrease with less ferrying of empty aircraft.

     The addition of the new aircraft, particularly the Beechcraft 1900s, will greatly expand our cargo capacity and ability to increase revenue. Unfortunately, as is typical with new aircraft, maintenance costs have been higher. Additionally, the lease costs of these aircraft is higher resulting in higher costs which had to be paid during retrofitting and initial operations prior to the aircraft starting to produce the revenue we expect in the future. These overall costs as a percentage of revenue, should eventually be similar to what we saw in past years. The results of the retrofit and getting the new aircraft up to speed with the maintenance schedules also resulted in a 66% rise in maintenance expense which we expect to decrease in upcoming quarters.

     In addition to the cost related to the new aircraft, the sale of our old facility prior to our new one being ready required we lease the old facility at $5,000 per month. Our new facility should cost approximately $3,000 per month, almost all of which will be related to depreciation expense as we our paying cash for the facility from internally generated profits.

    The requirement for new pilots to fly the additional aircraft and the demand for pilots in our industry resulted in our need to alter our pilot program. In the past, new captains were required to pay for the training they receive to enter our aircraft. The industry has moved away from this practice and we have had a difficult time in recruiting the quality of pilot we need. Our policy to have pilots pay for their captain training has had to be changed to no longer require that captains pay for their training. These additional costs will probably continue in the future as the demand for pilots continues to outpaced available pilots. We have offset some of the training costs through reduced wages for the first twelve (12) month salary period.

     Our general and administrative expense increased as the result of a $250,000 bonus to our chief executive officer during the quarter. Once our stock is publicly traded we anticipate the large cash bonuses to our officers will decrease substantially.

  In the long-run we feel costs will even out as additional routes will lead to higher net income. The new aircraft should allow us to fly more profitable and longer routes which ultimately should lead to increased net income. Over the next quarter, however, we would anticipate similar results prior to costs and revenues coming more in line with past percentages.

                               Management

Directors and Executive Officers
--------------------------------

     The members of the Board of Directors of Alpine serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The following are the directors and executive officers of Alpine.



Name                     Age         Position            Held Position Since
----                      --         --------            -------------------
Eugene R. Mallette        51         Chairman and CEO           1986
Bill Distefano            53         President and Director     1992/1982
Leslie Hill               46         Chief Financial Officer    2000
Max A. Hansen             51         Secretary/Treasurer
                                     and Director               1986
Richard A. Rowack         52         Director                   2000



     Mr. Mallette began his career with Alpine in 1979 as its Sales Manager, then became General Manager later in 1979. He became Chief Executive Officer and Director upon acquiring Alpine in 1986. Prior to his employment by Alpine, he was employed by the State of Montana as a staff auditor. He received a B.A. in Business Administration from Carroll College in 1971.
Mr. Mallette holds a private pilot's license and maintains his proficiency. He devotes time to civic and charitable causes and was previously Chairman of the Better Business Bureau of Utah County and Vice-President of the Provo Chamber of Commerce.

     Bill Distefano has been Director of Maintenance for Alpine since 1972. He became a director in 1986 and president in 1992. He holds an Aircraft and Engine Repair Certificate and an Airframe Inspector certificate from the FAA.

     Leslie Hill has been our accountant since 1998 and named Chief Financial Officer in 2000. Prior to 1998, Ms. Hill was employed by Sendsations Card Company as controller. She received a Bachelor of Science degree from Brigham Young University in 1991. In 1999, Ms. Hill received the "Outstanding Achievement Award" from the Dale Carnegie Foundation in Salt Lake City, Utah.

     Max Hansen has been a director since 1986. He has been practicing law since 1976 and has had his own firm, Max A. Hansen & Associates, P.C. since 1980. Mr. Hansen provides legal services to Alpine. From 1988 to 1989, he was President of the Montana Bar Association and is currently a member of the American Bar Association House of Delegates. From 1982 to 1987 he was also Chairman of the Police Commission of Dillon, Montana. He was an instructor at

Western Montana College of Law from 1980 to 1987. Mr. Hansen has received distinguished service awards from the Montana State Bar Association and the Montana Supreme Court. He received a JD degree from the University of San Diego in 1976, where he was a member of the law review. He received a BA in Political Science from Carroll College in 1971.




     Richard A. Rowack was named a director of Alpine in 2000. Mr. Rowack has been employed by Republic Financial Corporation since 1988 working in their international commercial aircraft group. Republic Financial Corporation is focused on the acquisitions, sales and leasing of commercial, transport category passenger and cargo aircraft. Mr. Rowack graduated from the University of Colorado in 1973 with a degree in Finance.

Executive Compensation
----------------------

     The following tables set forth certain summary information concerning the compensation paid or accrued for each of Alpine's last three completed fiscal years to Alpine or its principal subsidiaries chief executive officer and each of its other executive officers that received compensation in excess of $100,000 during such period (as determined at October 2000, the end of Alpine's last completed fiscal year):


                           Summary Compensation Table
                           --------------------------

                                                                   Long Term Compensation
                                                                   ----------------------
                                 Annual Compensation             Awards               Payouts
                                 -------------------             ------               -------
                                                         Other            Restricted
   Name and                                              Annual        Stock    Options   LTIP       All Other
   Principal Position    Year    Salary    Bonus($)    Compensation    Awards    /SARs    Payout   Compensation
   ------------------    ----    ------    --------    ------------    ------    -----    ------    -----------
   Eugene Mallette,         2000   $104,000   $             $    -           -        -        -              -
   CEO                      1999   $ 57,000   $400,000      $3,843           -        -        -              -
                            1998   $ 52,000   $300,000      $2,885           -        -        -              -

   Bill Distefano           2000   $104,000   $268,503      $    -           -        -        -              -
   President                1999   $ 68,500   $204,178      $3,346           -        -        -              -
                            1998   $ 53,000   $ 72,500      $3,040           -        -        -              -


     In the past, our bonuses to officers were based on some fixed percentage of earnings and subjective factors reviewed by the board of directors. Except in the last two years, only Bill Distefano received any sizable amount of his compensation as a bonus. As our earnings have increased in the last few years, Eugene Mallette has started taking a bonus based on advice from our accountants. His bonus has been structured by our accountants to reflect his role as an officer of Alpine. These bonuses were also structured to minimize the overall tax affect to Alpine and Mr. Mallette. With our change in ownership structure, we intend to set up new bonus plans which have a more definitive structure and is more heavily focused on stock and options than cash. As yet, no plan has been set as we review our long term managerial human resource needs and our desire to start hiring new management with an eye to the future succession needs of Alpine if something were to happen to current management. Other annual compensation consisted of payments to 401(k) retirement accounts and health insurance reimbursements.

                             Principal Stockholders

     The following table sets forth information relating to the beneficial ownership of Alpine's common stock as of the date of this Prospectus by each person known by Alpine to be the beneficial owner of more than 5% of the outstanding shares of common stock and each of Alpine's directors and executive officers. The Percentage After Offering assumes the sale of all shares.

Name and Address of                           Percentage         Percentage
Principal Stockholders:        Common Stock   Before Offering   After Offering
----------------------------   ------------   ---------------   --------------
Eugene R. Mallette              8,407,188(D)           76.43           75.39
3450 West Mike Jense Parkway      989,500(I)            8.99            8.99
Provo, Utah 84601

The Mallette Family LLC
3450 West Mike Jense Parkway
Provo, Utah 84601                 989,500               8.99            8.99

Smith Consulting Services, Inc.
455 East 500 South, Suite 200
Salt Lake City, Utah 84111(3)     646,850               5.88            2.27

Officers and Directors:
----------------------------
Eugene R. Mallette, CEO
 and Director                  ----------------See Table Above-----------

Bill Distefano, President
 and Director                    491,979               4.47            4.47

Leslie Hill, CFO                    -                   -               -

Max Hanson, Director                -                   -               -

Charles L. Bates, Director          -                   -               -

Richard Rowack, Director            -                   -               -
                               ---------             ------          ------
All officers and directors
 as a group (6 persons)        9,888,667              89.89           88.86
                               =========             ======          ======

     Unless otherwise noted below, Alpine believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised. Those shares owned directly are indicated by a (D) and those shares owned indirectly are indicated by an (I). Unless otherwise noted, shares are deemed to be owned directly.

     The Mallette Family LLC is controlled by Eugene Mallette. For purposes of calculating Mr. Mallette's ownership, the LLC is considered indirectly owned by Mr. Mallette because of his influence on voting decisions of the LLC. However, the pecuniary interest and majority control of the LLC belongs to Mr. Mallette's family not him. Mr. Mallette address is care of the Company. As part of this offering, Mr. Mallette is gifting 114,500 shares to various family members and friends. The percentage after offering incorporates these gifts.

     Smith Consulting Services, Inc. is listed as a selling shareholder and has indicated it intends to sell 326,925 shares and hold 319,925 shares after the offering. Smith Consulting Services, Inc. is a consultant to Alpine. SCS, Inc. is controlled by Karl Smith.

                             Certain Transactions

     This Prospectus offers shares of common stock of Alpine Air Express, Inc., a Delaware corporation which was originally organized under the name Riverside Ventures, Inc. by Jehu Hand, with minimal capitalization, to search for and make an acquisition of an operating company. Riverside issued 1,000,000 shares to Mr. Hand and other shareholders on organization on April 20, 1994. On June 12, 2000, Riverside Ventures, Inc. entered into an Agreement and Plan of Reorganization with Alpine Air, a Utah corporation majority owned by Eugene R. Mallette. Pursuant to the reorganization agreement, Riverside acquired 100% of Alpine Air by exchanging 9,895,000 newly issued Riverside shares for all of the shares of Alpine Air, and Riverside changed its name to Alpine Air Express, Inc. The terms of the reorganization agreement, including the terms of the share exchange, were determined by arm's length negotiation between Messrs. Mallette and Hand. These individuals and their companies respectively controlled by them had no relationship or affiliation prior to this negotiation.

     Alpine leases all of its aircraft from CLB Corporation and Mallette Family LLC which are controlled by Mr. Mallette. The terms of these leases were approved by the independent directors of Alpine Air as fair and on the same terms as could have been obtained from non-affiliated parties.
During the fiscal year ended October 31, 2000, Alpine paid $3,326,924 to CLB and $240,565 to Mallette Family Limited Liability Company in lease payments. We have only recently started leasing planes from Mallette Family Limited Partnership but they are on the similar terms as the CLB lease.

     Alpine has acquired an option to purchase CLB for approximately $17,000,000 which is the "blue" book value of CLB's airplanes on the date of the option. The purchase price will be paid for with shares of Alpine's common stock. Solely for purposes of the CLB transaction, Alpine's common stock will be valued on a sliding scale as $3.40 per share equals $17,000,000 which is the present value of the planes. The option is for a period of two years. The purchase price was determined by the "blue book" value of the planes owned by CLB less any debt still owed on the planes. CLB has less than $840,000 in debt on its planes. With the options received from Raytheon to acquire up to 15 Beechcraft 1900's, which is a larger plan than those owned by CLB, Alpine does not intend to exercise its option for CLB until those planes are acquired or it is determined that it is not feasible to acquire the Beechcraft 1900's. Alpine and Mr. Mallette have entered into an addendum to the agreement to acquire CLB which requires Alpine to have first purchased five Beechcraft 1900's and for Alpine's stock to be trading at or above $3.40 per share prior to any acquisition of CLB. Accordingly, Alpine expects to not exercise its option to acquire CLB until 2002, at the earliest. If Alpine acquires CLB, the related party nature of CLB will require the assets of CLB to be recorded at historical cost, or the cost paid by CLB for the aircraft and not the cost paid by Alpine.

     During the year ended October 31, 2000, Alpine loaned $1,000,000 to Mr. Mallette. The loan was at an interest rate of six and a quarter percent and was due March 2003. Mr. Mallette repaid $269,085 of this note in the quarter ended January 31, 2001. During the January 31, 2001, quarter, Mr. Mallette was also given a $250,000 bonus which was used to offset against the loan.

    Alpine entered into a $2,000,000 promissory note with Mallette Family, L.L.C. which is controlled by Mr. Mallette. The loan was made to assist in the purchase of Beechcraft 1900 aircraft that are going to be leased by Alpine from Mallette. The note is due December 2003 and at an interest rate of six and one half percent.

     In connection with the loan to Mallette Family L.L.C., Alpine has obtained an option to acquire the Beechcraft 1900's that are being purchased. The purchase price of the planes will be the fair market value of the planes on the date of purchase. This loan and subsequent option was entered into to provide a means for Alpine to have the use of 15 Beechcraft 1900 planes without the related debt associated with the aircraft. It is hoped that Alpine will eventually obtain capital either from operations or the sale of equity securities to buy the planes. In the meantime, Mallette will be the owner of the aircraft and responsible for any related debt. The note was entered into on favorable terms to facilitate the purchase of the aircraft and recognized that Mr. Mallette had to provide personal quarante on the loan for the aircraft.

                          Selling Stockholders



     The shares of common stock of Alpine offered by the selling stockholders, except those of Eugene Mallette, will be offered at market prices, as reflected on the National Association of Securities Dealers Electronic Bulletin Board, or on the NASDAQ Small Cap Market if the common stock is then traded on NASDAQ. It is anticipated that registered broker-dealers will be allowed the commissions which are usual and customary in open market transactions. There are no other arrangements or understandings with respect to the distribution of the common stock. Except as noted, the selling stockholders do not own any common stock except as registered hereby and will own no shares after the completion of the offering. The selling stockholders are those named of record in Alpine's transfer agents records. The relationship, if any, between Alpine and any Selling Stockholder is set forth below.



                                   Shares Beneficially         Percentage
Name and Address                        Owned                 Total Shares
----------------                    ------------------        ------------
SMITH CONSULTING SERVICES, INC.         326,925                   2.97
455 East 500 South, Suite 201
Salt Lake City, Utah 84111

MARK ANDERSON                           206,333                   1.88
4101 Tempview Drive
Provo, Utah 84604

EUGENE MALLETTE                         114,500                   1.04
3450 West Mike Jense Parkway
Provo, Utah 84601

KIMBERLY PETERSON
18776 FAIRFAX LANE
HUNTINGTON BEACH, CA  92648                  25                  0.0002

JEHU HAND
24351 PASTO ROAD, #B
DANA POINT, CA  92629                    27,000                   0.25

LEWIS J SYKES
7266 ROCKRIDGE LANE
HUNTINGTON BEACH, CA  92648                 625                  0.006

IWONA ALAMI
25132 SANORIA ST
LAGUNA NIGUEL, CA  92677                     25                  0.0002

GREGORY D WILSON
747 3RD STREET
SAN PEDRO, CA  90731                         25                  0.0002

KEN GRAHAM
13213 BALLESTROS
CHINO, CA  91710                             25                  0.0002

SAYOKO TANAKA
26572 BRIARWOOD LANE
SAN JUAN CAPISTRANO, CA  92765               25                  0.0002

TEN FOOT LINE
1002 CALIFORNIA ST, #A
HUNTINGTON BEACH, CA  92648                  25                  0.0002

MICHAEL ROVERE
1002 CALIFORNIA ST, #A
HUNTINGTON BEACH, CA  92648                  25                  0.0002

DIANE BIAGIANTI
1002 CALIFORNIA ST, #A
HUNTINGTON BEACH, CA  92648                  25                  0.0002

CONNIE FERREE
2150 N TENAYA WAY
BLDG.21 #1175
LAS VEGAS, NV  89128                         50                  0.0005

SHAUN P. MACKIN
1786 HARMONY WAY
PITSBURG, CA  94565                          25                  0.0002

ANGELA SYKES
7266 ROCKRIDGE LANE
HUNTINGTON BEACH, CA  92648                 625                  0.006

VERNON R GILBERT
12131 MARTHA ANN DR
LOS ALAMITOS, CA  90720                      25                  0.0002

RICHARD B DUNBAR
15603 EDMORE
DETROIT, MI  48205                          125                  0.001

DESIREE ROYALL
1408 POSADA
NEWPORT BEACH, CA  92660                     25                  0.0002

BARBARA A ROYALL
103 GREENFIELD AVE
SAN RAFAEL, CA  94901                        25                  0.0002

JODY ROBERTS
15781 CALTECH CIRCLE
WESTMINSTER, CA  92683                      625                  0.0002

JEFFERY A CZERWINSKI
304 1/2B MAIN ST
BALBOA, CA  92624                            75                  0.0002

DOUG SILLASEN
8872 MIDBURY DR
HUNTINGTON BEACH, CA  92646-4644            625                  0.0002

DEBRA SILLASEN
401 MEMPHIS AVE.
HUNTINGTON BEACH, CA  92648                 625                   0.006

ANGELA SYKES CUST FOR
JANAE SYKES UGMA CA
7266 ROCKRIDGE LANE
HUNTINGTON BEACH, CA  92648                 125                   0.001

CRAIG KENNEDY
831 VIA CASITAS
GREENBRAE, CA  94904                         25                  0.0002

MARVIN ANDERSON
104 N 26TH AVE
YAKIMA, WA  98902-2811                       25                  0.0002

MARGARET PESCHONG
1425 PEBBLE BEACH RD
MITCHELL, SD  57301                          25                  0.0002

NANETTE J PESCHONG
511 S MAIN ST #2
MITCHELL, SD  57301                          25                  0.0002

T H PESCHONG
1425 PEBBLE BEACH RD
MITCHELL, SD  57301                          25                  0.0002

KENNETH GRAHAM
13213 BALLESTROS
CHINO, CA  91710                             25                  0.0002

DENISE GRAHAM
13213 BALLESTROS
CHINO, CA  91710                             25                  0.0002

KENNETH GRAHAM &
DENISE GRAHAM JT TEN
13213 BALLESTROS
CHINO, CA  91710                             25                  0.0002

DENISE GRAHAM CUST FOR
AUDREY GUNSTEN UGMA CA
13213 BALLESTROS
CHINO, CA  91710                             25                  0.0002

DENISE GRAHAM CUST FOR
MARIE GUNSTEN UGMA CA
13213 BALLESTROS
CHINO, CA  91710                             25                  0.0002

KIMBERLY PETERSON
18776 FAIRFAX LANE
HUNTINGTON BEACH, CA  92648                  25                  0.0002

MARY K ROBERTS
18776 FAIRFAX LANE
HUNTINGTON BEACH, CA  92648                  25                  0.0002

MARY K PETERSON
18776 FAIRFAX LANE
HUNTINGTON BEACH, CA  92648                  25                  0.0002

KIMBERLY ROBERTS
18776 FAIRFAX LANE
HUNTINGTON BEACH, CA  92648                  25                  0.0002

RANDALL PETERSON
18776 FAIRFAX LANE
HUNTINGTON BEACH, CA  92648                  25                  0.0002

KIMBERLY PETERSON CUST FOR
TAYLOR PETERSON UGMA CA
18776 FAIRFAX LANE
HUNTINGTON BEACH, CA  92648                 125                  0.001

DEBI K P BRANDT
18776 FAIRFAX LANE
HUNTINGTON BEACH, CA  92648                  25                  0.0002

KEVIN BRANDT
18776 FAIRFAX LANE
HUNTINGTON BEACH, CA  92648                  25                  0.0002

TERANCE BRANDT
18776 FAIRFAX LANE
HUNTINGTON BEACH, CA  92648                  25                  0.0002

CONNOR BRANDT
18776 FAIRFAX LANE
HUNTINGTON BEACH, CA  92648                  25                  0.0002

KIMBER BRANDT
18776 FAIRFAX LANE
HUNTINGTON BEACH, CA  92648                  25                  0.0002

DEBI BRANDT CUST FOR
KELLYN BRANDT UGMA CA
18776 FAIRFAX LANE
HUNTINGTON BEACH, CA  92648                  25                  0.0002

DEBI BRANDT CUST FOR
KIRA BRANDT UGMA CA
18776 FAIRFAX LANE
HUNTINGTON BEACH, CA  92648                  25                  0.0002

BRIAN JAMES PATERSON
24351 PASTO RD #B
DANA POINT, CA  92629                        25                  0.0002

TERESA PATERSON
24351 PASTO RD.#B
DANA POINT, CA  92629                        25                  0.0002

BRIAN PATERSON CUST FOR
KEIRSTIN PATERSON UGMA CA
24351 PASTO RD #B
DANA POINT, CA  92629                        25                  0.0002

BRIAN PATERSON CUST FOR
JACOB PATERSON UGMA CA
24351 PASTO RD #B
DANA POINT, CA  92648                        25                  0.0002

RICHARD K SOLOSKY
15871 CALTECH CIR
WESTMINSTER, CA  92683                       25                  0.0002

MARY L ROBERTS-SOLOSKY
15871 CALTECH CIR
WESTMINSTER, CA  92683                       25                  0.0002

SCOTT R ROBERTS
15871 CALTECH CIR
WESTMINSTER, CA  92683                       25                  0.0002

KRISTEN J ROBERTS
15871 CALTECH CIR
WESTMINSTER, CA  92683                       25                  0.0002

JAMES S ROBERTS
15871 CALTECH CIR
WESTMINSTER, CA  92683                       25                  0.0002

DELONE H PETERSON
8392 CARNEGIE AVE
WESTMINSTER, CA  92683                       25                  0.0002

DELONE PETERSON
8392 CARNEGIE AVE
WESTMINSTER, CA  92683                       25                  0.0002

DEE PETERSON
8392 CARNEGIE AVE
WESTMINSTER, CA  92683                       25                  0.0002

RULON PETERSON
8392 CARNEGIE AVE
WESTMINSTER, CA  92683                       25                  0.0002

BRAD PETERSON
8392 CARNEGIE AVE
WESTMINSTER, CA  92683                       25                  0.0002

TODD PETERSON
8392 CARNEGIE AVE
WESTMINSTER, CA  92683                       25                  0.0002

MARK SPRAGG
14621 OAK AVE
IRVINE, CA  92714                            50                  0.0005

MARK PETERSON
318 20TH STREET
HUNTINGTON BEACH, CA  92648                  25                  0.0002

JOLENE PETERSON
318 20TH STREET
HUNTINGTON BEACH, CA  92648                  25                  0.0002

M D PETERSON
318 20TH STREET
HUNTINGTON BEACH, CA  92648                  25                  0.0002

J H PETERSON
318 20TH STREET
HUNTINGTON BEACH, CA  92648                  25                  0.0002

JOLENE HADLEY
318 20TH STREET
HUNTINGTON BEACH, CA  92648                  25                  0.0002

ROY HARWARD
3485 SUMMERHILL
SALT LAKE, UT  84121                         25                  0.0002

BRAIN COWLEY
4378 BURGESS DRIVE
SACRAMENTO, CA  95838                        25                  0.0002

CHARLES ALLAN HALL
2100S 336TH ST. # K-6
FEDERAL WAY, WA  98003                       25                  0.0002

KRISTEN HALL
2100 S 336TH ST. # K-6
FEDERAL WAY, WA  98003                       25                  0.0002

JANICE E JOHNSON
26002 MCNATT CT
LAKE FOREST, CA  92630                       50                  0.0005

GRAIG G JOHNSON
26002 MCNATT CT
LAKE FOREST, CA  92630                       25                  0.0002

LUNETTA J PETERSON
91 FUENTE
R S M, CA  92688                             50                  0.0005

CLIFF J PETERSON
91 FUENTE
R S M, CA  92688                             25                  0.0002

MICHAEL E BEVER
540 OLDEN WAY RD.
TOPPENISH, WA  98948                         50                  0.0005

MARIAN L BEVER
540 OLDEN WAY RD
TOPPENISH, WA  98948                         50                  0.0005

MICHAEL BEVER
& MARIAN BEVER JT TEN
540 OLDEN WAY RD
TOPPENISH, WA  98948                         50                  0.0005

MICHAEL BEVER CUST FOR
RYAN BEVER UGMA WA
540 OLDEN RD WAY
TOPPENISH, WA  98948                         50                  0.0005

MICHAEL BEVER CUST FOR
MATTHEW BEVER UGMA WA
540 OLDEM WAY RD
TOPPENISH, WA  98948                         50                  0.0005

MICHAEL BEVER CUST FOR
REBEKAH BEVER UGMA WA
540 OLDE WAY RD
TOPPENISH, WA  98948                         50                  0.0005

RICHARD M COBABE
17 WEEPING WOOD
IRVINE, CA  92714                            25                  0.0002

CHRISTINE L COBABE
17 WEEPING WOOD
IRVINE, CA  92714                            25                  0.0002

CHRISTINE COBABE CUST FOR
RICHARD L COBABE JR UGMA CA
17 WEEPING WOOD
IRVINE, CA  92714                            25                  0.0002

CHRISTINE COBABE CUST FOR
MATTHEW M COBABE UGMA CA
17 WEEPING WOOD
IRVINE, CA  92714                            25                  0.0002

CHRISTINE COBABE CUST FOR
SHAYLA C COBABE UGMA CA
17 WEEPING WOOD
IRVINE, CA  92714                            25                  0.0002

CHRISTINE COBABE CUST FOR
KANNATH J COBABE UGMA CA
17 WEEPING WOOD
IRVINE, CA  92714                            25                  0.0002

RICHARD M PETERSON
22001 OAK GROVE
MISSION VIEJO, CA  92692                     25                  0.0002

PATTI J PETERSON
22001 OAK GROVE
MISSION VIEJO, CA  92692                     25                  0.0002

PAUL THOMAS
5855 W 95TH #9
LOS ANGELES, CA  90045                       25                  0.0002

STEVEN B MORRIS
417 32ND
MANHATTAN BEACH, CA  90267                   50                  0.0005

LEANN MICHELE BOUZIDIN
318 20TH STREET
HUNTINGTON BEACH, CA  92648                  25                  0.0002

HENRIQUE CARLOS PINGUELO
318 20TH STREET
HUNTINGTON BEACH, CA  92648                  25                  0.0002

R CHRISTOPHER RHODY
24351 PASTO RD # B
DANA POINT, CA  92629                        25                  0.0002

WILLIAM P HUNT
24351 PASTO RD # B
DANA POINT, CA  92629                        25                  0.0002

DANA S THOMSEN
2000 WESTOWN PKY APT 7
W.DES MOINES, IA  50265                      50                  0.0005

LORI E JARVIS
26 DEERFIELD
IRVINE, CA  92714                            25                  0.0002

JOEL E HAND
3930 MONTEFRIO COURT
SAN DIEGO, CA  92130                         25                  0.0002

KRISTEN HAND
3930 MONTEFRIO COURT
SAN DIEGO, CA  92130                         25                  0.0002

JOEL HAND CUST FOR
Z C HAND UGMA CA
3930 MONTEFRIO COURT
SAN DIEGO, CA  92130                         25                  0.0002

KELLIE HAND
2365 SOUTH EAST REGNER
GRESHAM, OR  97080                           25                  0.0002

DEBI BRANDT CUST FOR
KENNA BRANDT UGMA CA
18776 FAIRFAX LANE
HUNTINGTON BEACH, CA  92648                  25                  0.0002

DAVID NELSON
455 EAST FIFTH SOUTH
SALT LAKE CITY, UT  84111                50,000                    0.45

LEONARD BURNINGHAM
455 EAST FIFTH SOUTH
SALT LAKE CITY, UT  84111                50,000                    0.45

VICTOR SCHWARZ
3090 E 3300 S #400
SALT LAKE CITY, UT  84109                25,000                    0.22

SVETLANA PARKHIMCHYK
PROSPECT LENINA 4-25
GOMEL,  BELARUS                          20,000                    0.18

ANTOON ONVERMIDJELIJK
2611 N HIATUS ROAD
COOPER CITY, FL  33026                   10,000                    0.09

COOLSERVE CORPORATION
LOGISKY TRACT
MINSK,  BELARUS                          10,000                    0.09

IDEOGRAM CORPORATION
24351 PASTO ROAD, SUITE B
DANA POINT, CA  92629                    10,000                    0.09

Societe Fincniere
DU Seujet Limited
14 Quai Du Seujet
1201 Geneva Switzerland                  50,000                    0.45
                                        -------                    ----
Total                                   905,908                    8.24
                                        =======                    ====



     Smith Consulting Services, Inc. is controlled by Karl Smith who has been acting as a consultant to Alpine in our merger with Riverside, Inc. Smith Consulting Services, Inc. has an additional 319,925 shares not being registered. Smith Consulting Services, Inc. has indicated it has an agreement to transfer an additional 50,000 shares to David Nelson and up to 125,000 shares to Mark Anderson. Smith Consulting Services, Inc. agreement to transfer the shares requires future consulting services be provided to Smith Consulting Services, Inc. and its clients by Messrs. Nelson and Anderson over the next year.

     Mark Anderson and David Nelson have been acting as a consultant to Alpine and Smith Consulting Services, Inc. in regards to our merger with Riverside, Inc., dealings with the Postal Service and the acquisition of additional planes. Leonard Burnighham and Victor Schwarz have provided legal services to Alpine. Ten Foot Line is owned by Michael Rovere. Coolserve Corporation is owned by Alexander Sosnovsky. Ideogram Corporation is owned by David Bouchard. Societe Fincniere is owned by Ricardo Montara.

     There were 104 shareholders of Riverside prior to its merger with Alpine Air. Except for Smith Consulting Services, Messrs. Nelson, Anderson, Burnighham and Schwarz, the remaining selling stockholders listed above are former shareholders of Riverside. The Riverside shareholders received their shares in 1994. There is presently 114 shareholders of Alpine.



     Eugene Mallette is gifting 114,500 shares to approximately 179 shareholders. All of these people are friends, family and business associates of Mr. Mallette and are receiving between 100 and 5,000 shares. These gifts are for benevolent purposes only. Alpine is registering the distribution of these shares to the individuals and trust . No shares have been gifted and no shares will be gifted until the registration statement, of which this prospectus is a part, is declared effective.



                             Plan Of Distribution

     Alpine has applied to have its shares of common stock registered on the NASD's Electronic Bulletin Board. Alpine anticipates once the shares are trading on the Electronic Bulletin Board the selling stockholders will sell their shares directly into any market created. The prices the selling stockholders will receive will be determined by the market conditions. The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions. Alpine does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

     Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling stockholders will be borne by them. The selling stockholders and any broker-broker dealer or agent that participates with the selling stockholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act.

    Alpine will bear all costs of the offering in registering the shares but will bear no selling expense cost. Alpine will use its best efforts to update the registration statement and maintain its effectiveness for 120 days.

                            Description Of Securities

Common Stock
------------

     Alpine's Articles of Incorporation authorizes the issuance of 20,000,000 shares of common stock, $.001 par value per share, of which 11,000,000 shares were outstanding as of February 22, 2001. Alpine has no plans to sell additional shares of common stock at this time, but has the right to do so without shareholder approval. Holders of shares of common stock are entitled to one vote per share on all matters to be voted on by the stockholders.

Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Alpine, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of preferred stock, if any. Holders of common stock have no preemptive rights to purchase common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are, and the shares of common stock will be, when issued and delivered, fully paid and non-assessable.

Preferred Stock
---------------

      Alpine's Articles of Incorporation authorize the issuance of 1,000,000 shares of preferred stock, $.001 par value, of which no shares of preferred stock are outstanding.

      Alpine's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. Alpine considers it desirable to have Preferred Stock available to provide increased flexibility in structuring possible future acquisitions and financing and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in Alpine's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the Preferred Stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of Preferred Stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of Preferred Stock will be superior to Alpine's common stock or any other series of preferred stock which Alpine may issue. The Board of Directors may issue additional Preferred Stock in future financing, but has no current plans to do so at this time.

      The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Alpine.

     Alpine intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent
--------------
     The transfer agent for the common stock is Colonial Stock Transfer, 455 East 400 South, Suite 100, Salt Lake City, Utah 84111, and its telephone number is (801) 355-5740.

                                  Legal Matters

     The legality of the shares offered hereby will be passed upon for Alpine by Max A. Hansen & Associates, P.C.

                                     Experts

     The audited financial statements included in this Prospectus of Alpine Aviation, Inc. as of October 31, 2000 and 1999, have been audited by Squire & Company, PC, independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         Interest Of Named Experts

     The legality of the shares is being passed on by Max Hansen who is a director of Alpine. Victor D. Schwarz and Leonard Burningham have received securities in Alpine as payment of legal fees. Messrs. Schwarz and Burningham are selling stockholders.

                                 Indemnification

     Alpine has adopted provisions in its Certificate of Incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors to the full extent permitted under the Delaware General Corporation Law. Under Alpine's Certificate of Incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to Alpine or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Alpine or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived an improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Alpine or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or rescission.

     At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Alpine where indemnification will be required or permitted. Alpine is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Alpine pursuant to the foregoing provisions, or otherwise, Alpine has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by Alpine of expenses incurred or paid by a director, officer or controlling person of Alpine in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Alpine will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            Additional Information

Alpine has filed a Registration Statement under the Securities Act with respect to the securities offered hereby with the Securities and Exchange Commission. This Prospectus, which is a part of the Registration Statement, does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto. Certain items are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Alpine and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Regional Offices located at 7 World Trade Center, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 at prescribed rates during regular business hours. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in its entirety by such reference. Alpine will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to Alpine at 3450 West Mike Jense Parkway, Provo, Utah 84601, telephone (801) 373-1508.

Upon effectiveness of the Registration Statement Alpine will be required to file reports and other information with the Commission. All such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, Alpine intends to make available to its shareholders annual reports, including audited financial statements and such other reports as Alpine may determine.

                         Index To Financial Statements

FINANCIAL INFORMATION OF ALPINE AVIATION, INC.
  YEARS ENDED OCTOBER 31, 2000 AND 1999
                                                                   PAGE
                                                                   ----
INDEPENDENT AUDITOR'S REPORT                                       F-1
Consolidated Balance Sheet                                         F-2
Consolidated Statements of Operations                              F-3
Consolidated Statements of Stockholder's Equity                    F-4
Consolidated Statements of Cash Flows                              F-5
Notes to Financial Statements                                      F-6


   Three Months Ended January 31, 2001

Consolidated Balance Sheet                                         F-14
Consolidated Statements of Operations                              F-15
Consolidated Statements of Stockholder's Equity                    F-16
Consolidated Statements of Cash Flows                              F-16
Notes to Financial Statements                                      F-18

                     Independent Auditor'S Report


To the Board of Directors
of Alpine Air Express, Inc.

We have audited the accompanying consolidated balance sheet of Alpine Air Express, Inc. and subsidiary (a Utah corporation) as of October 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the two year period ended October 31, 2000. These financial statements are the responsibility of the management of Alpine Air Express, Inc. and subsidiary. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alpine Air Express, Inc. and subsidiary as of October 31, 2000, and the results of their operations and their cash flows for each of the years in the two year period ended October 31, 2000 in conformity with generally accepted accounting principles.



Squire and Company, PC
Orem, Utah
December 7, 2000

                  ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
                       CONSOLIDATED BALANCE SHEET
                           October 31, 2000

ASSETS

Current Assets:
Cash and cash equivalents                                         $1,651,104
Marketable securities                                              3,030,000
Accounts receivable                                                1,155,118
Prepaid expense                                                    1,094,285
Inventories                                                          971,139
Current portion of deferred tax asset                                 81,091
                                                                  ----------

Total current assets                                               7,982,737
                                                                  ----------

Property, Plant and Equipment - net                                  170,761

Construction in Progress                                              39,944
Loan to Officer                                                    1,038,986
Restricted Cash                                                      285,000
                                                                  ----------

Total assets                                                      $9,517,428
                                                                  ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable                                                  $  290,294
Accounts payable - related party                                     484,542
Accrued expenses                                                     579,798
Refundable deposits                                                   20,659
Current income tax payable                                            82,500
Current portion of deferred tax liability                              3,051
                                                                  ----------

Total current liabilities                                          1,460,844
Deferred Income Taxes                                                124,954
                                                                  ----------
Total liabilities                                                  1,585,798

Stockholders' Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized,
no shares issued or outstanding                                         -
Common stock, $.001 par value, 20,000,000 shares authorized,
11,000,000 shares issued and outstanding                              11,000
Additional paid in capital                                         1,590,078
Cumulative other comprehensive income                                204,219
Retained earnings                                                  6,126,333
                                                                  ----------
Total stockholders' equity                                         7,931,630
                                                                  ----------
Total liabilities and stockholders' equity                        $9,517,428
                                                                  ==========

    The accompanying footnotes are an integral part of these statements.

                    ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     Years Ended October 31, 2000 and 1999

                                                     2000           1999
Operating Revenues:
Operations                                       $15,293,498     $11,192,112
Public services                                    2,174,724       1,285,704
                                                 -----------     -----------

Total operating revenues                          17,468,222      12,477,816

Direct Costs:
Operations                                         8,891,180       6,281,649
Public services                                    1,978,848       1,475,339
                                                 -----------     -----------

Total direct costs                                10,870,028       7,756,988
                                                 -----------     -----------

Gross Profit                                       6,598,194       4,720,828
                                                 -----------     -----------
Operating Expenses:
General and administrative                         1,008,424       1,672,480
Depreciation                                          33,890          33,001
                                                  -----------    -----------
Total operating expenses                           1,042,314       1,705,481
                                                 -----------     -----------
Operating Income                                   5,555,880       3,015,347

Other Income (Expense):
Interest                                              (3,059)        (12,307)
 Other income (expense), net                         303,771        (108,197)
Nonrecurring consulting expense                   (1,430,250)           -
Nonrecurring organizational expenses                 (76,568)           -
                                                 -----------     -----------
Total other income (expense)                      (1,206,106)       (120,504)
                                                 -----------     -----------
Income Before Income Taxes                         4,349,774       2,894,843

Income Tax Expense (Benefit):
Current income tax expense                         1,714,329       1,153,130
Deferred income tax benefit                          (54,952)        (14,771)
                                                 -----------     -----------

Total income tax expense (benefit)                 1,659,377       1,138,359
                                                 -----------     -----------

Net Income                                        $2,690,397      $1,756,484
                                                 ===========     ===========

Earnings Per Share   Basic and Fully Diluted     $     0.25       $     0.16
                                                 ===========     ===========

Weighted Average Shares Outstanding               10,934,475      10,895,000
                                                 ===========     ===========
   The accompanying footnotes are an integral part of these statements.

                  ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   Years Ended October 31, 2000 and 1999




                                                                    Cumulative
                                                                    Other
                                                                    Compre-
                                                      Additional    hensive
                                       Common Stock    Paid In      Income       Retained
                                    Shares     Amount  Capital      (Loss)       Earnings                Total
                                  ------     ------    -------      ------       --------                -----

Balance, November 1, 1998         25,000    $95,361    $    -        $ 3,147     $ 1,679,452        $ 1,777,960

Comprehensive Net Income
   Calculation:
Net income                          -          -            -           -          1,756,484          1,756,484
Other comprehensive income -
net of tax.  Unrealized holding
losses arising during the period    -          -            -        (34,552)           -               (34,552)
                                  -------   -------     --------     --------      ---------         -----------
Comprehensive Income                -          -            -        (34,552)      1,756,484          1,721,932
                                  -------   -------     --------     --------      ---------          ----------
Balance, October 31, 1999         25,000     95,361         -        (31,405)      3,435,936          3,499,892

Stock issued for consulting
services                       1,048,850      1,049    1,429,201        -               -             1,430,250

Organization expense from
   stock exchange                 56,150         56       76,512        -               -                76,568

Stock issued in reverse
merger                         9,870,000    (85,466)      85,466        -               -                  -


Valuation of net liabilities
on June 12, 2000 of Riverside       -          -          (1,101)       -               -                (1,101)

Comprehensive Net Income
   Calculation:
Net income                          -          -            -           -          2,690,397          2,690,397
Other comprehensive income -
net of tax.  Unrealized holding
gains arising during the period     -          -            -        235,624            -               235,624
                                  -----     --------      ------     ---------     ----------         ---------
Comprehensive Income                -          -            -        235,624       2,690,397          2,926,021
                           ----    -------     ----    --------   --------        -------
Balance, October 31, 2000     11,000,000   $ 11,000   $1,590,078   $ 204,219      $6,126,333         $7,931,630
                              ==========   ========   ==========   =========      ==========         ==========



     The accompanying footnotes are an integral part of these statements.

                      ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                       Years Ended October 31, 2000 and 1999

                                                      2000              1999
                                                      ----              ----
Cash Flows from Operating Activities:
Net income                                        $2,690,397        $1,756,484
Adjustments to reconcile net income to net cash
provided (used) by operating activities:
Nonrecurring organizational expense                   76,568              -

Nonrecurring consulting expense                    1,430,250              -

Realized loss on marketable securities               387,350              -

Gain on disposal of property, plant, and equipment  (511,952)             -
Deferred tax benefit                                 (54,952)         (14,771)
Depreciation and amortization                         33,890           33,001
Accrued interest on loan to stockholder              (38,986)            -

Changes in assets and liabilities:
Accounts receivable                                 (104,120)         348,001
Inventories                                         (441,214)         (33,296)
Prepaid expense                                     (537,181)         (32,561)
Construction in progress                             (39,944)            -
Accounts payable                                      95,971         (273,360)
Accounts payable - related party                     215,877          (26,928)
Accrued expenses                                     106,803           (9,091)
Refundable deposits                                   20,659             -

Income tax payable                                   (50,695)          105,885
                                                  ----------        ----------
   Total adjustments                                 588,324           96,880
                                                  ----------        ----------
Net cash provided by operating activities          3,278,721        1,853,364

Cash Flows from Investing Activities:
Proceeds from sale of marketable securities          421,500             -

Loan to stockholder                               (1,000,000)            -

Purchase of marketable securities                 (2,951,942)        (667,887)
Purchase of equipment                               (105,922)         (82,267)
                                                  ----------       ----------
Net cash used by investing activities             (3,636,364)        (750,154)
                                                  ----------       ----------
Net Increase (Decrease) in Cash and
Cash Equivalents                                    (357,643)       1,103,210

Beginning Cash and Cash Equivalents                 2,008,747         905,537
                                                   ----------      ----------
Ending Cash and Cash Equivalents                   $1,651,104      $2,008,747
                                                   ==========      ==========

     The accompanying footnotes are an integral part of these statements.

Note 1.Summary of Significant Accounting Policies
-------------------------------------------------
This summary of significant accounting policies of Alpine Air Express, Inc. and subsidiary (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Business Description - Alpine Aviation, Inc. (Alpine) was incorporated in the state of Utah on October 7, 1975. On June 12, 2000 Alpine entered into a transaction that was accounted for as a reverse merger with Riverside Ventures, Inc., a Delaware corporation incorporated on April 20, 1994. At the time of the transaction, Riverside Ventures, Inc. was inactive. All of the outstanding common stock of Alpine was exchanged for 9,895,000 shares of common stock of Riverside Venture, Inc. The transaction, accounted for as a reverse merger acquisition, resulted in a recapitalization of Alpine inasmuch as it was deemed to be the acquiring entity for accounting purposes. Subsequently, Riverside Ventures, Inc. changed its name to Alpine Air Express, Inc.

In connection with the reverse merger, the 25,000 shares of common stock of Alpine were exchanged at a rate of one share of Alpine for 395.8 shares of Riverside Ventures, Inc. The earnings per share data have been retroactively restated to reflect the post merger share amounts. The historical financial statements prior to June 12, 2000 are those of Alpine.

The Company has been involved in the hauling of air freight, serving commuter routes, and providing pilot training. The Company terminated commuter flights in July 1999. Until the termination of commuter flights, the Federal government had enhanced the income of the Company on those essential air service routes.

Principles of Consolidation   The consolidated financial statements include
the accounts of Alpine Air Express, Inc. and its wholly owned subsidiary (together referred to as the Company). All material intercompany transactions and accounts have been eliminated.

Cash and Cash Equivalents - The Company considers demand deposits at banks and money market funds at other financial institutions with an original maturity of three months or less to be cash equivalents.

Accounts Receivable - The Company grants credit to its customers, substantially all of whom are businesses located in the western United States. The Company has no policy requiring collateral on any of its accounts receivable.

An allowance of $100,000 was established for accounts receivable at October 31, 2000.

Marketable Securities - The Company held marketable equity and debt securities recorded at aggregate fair market values totaling $3,030,000 at October 31, 2000. These securities are classified as available-for-sale. Gross unrealized gains (losses) were $329,173 and $(57,586), for the years ending October 31, 2000 and 1999, respectively.

------------------------------------------------------------
Inventory - Inventory consists of airplane parts and fuel stated at the lower of cost or market, determined using the first-in, first-out method (FIFO).

Depreciation - Provision for depreciation of property, plant and equipment is computed on the straight-line method for financial reporting purposes. Depreciation is based upon estimated useful lives as follows:

              Buildings and improvements        10 to 20 Years
              Equipment                         2 to 7 Years
              Furniture and fixtures            2 to 7 Years

Maintenance, repairs, and renewals which neither materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred. No costs were capitalized during the year ended October 31, 2000. Gains and losses on dispositions of equipment are included in net income.

Accumulated depreciation consists of $104,142 at October 31, 2000.

Equity Transactions - In connection with the reverse merger with Riverside, Alpine entered into an agreement to pay $150,000 in cash and requiring 1,048,850 of the combined entity's shares to be issued for consulting services. Alpine has recognized a $1,430,250 expense in relation to these shares for consulting services.

Additionally, in relation to the reverse merger, 56,150 shares remained in the hands of Riverside shareholders. These shares are treated as a one time organizational expense in the amount of $76,568.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts disclosed. Accordingly, actual results could differ from those estimates.

Earnings Per Share - Basic and fully diluted earnings per share is computed by dividing net income available for common stock by the weighted average number of common shares during the period.

Revenue and Cost Recognition - The Company utilizes the accrual method of accounting whereby revenue is recognized when earned and expenses are recognized when incurred.

Additional Cash Flow Statement Disclosures - The Company paid $3,059 and $12,307 in interest and $1,909,915 and $989,068 in income taxes during the years ended October 31, 2000 and 1999, respectively.

On June 12, 2000, the Company consummated a reverse merger wherein the Company effectively assumed $1,101 of the acquiree's debt obligations as a reduction of stockholders' equity.

------------------------------------------------------------
On September 21, 2000, the Company sold business assets for $617,000. The Company received $332,000 in fuel and leaseback credits (classified as prepaid expenses) and $285,000 in cash placed in escrow for the purchase of property.

Note 2.   Accounts Receivable
-----------------------------
Accounts receivable consists of the following at October 31:

                                                                  2000
                                                                  ----
Trade accounts receivable                                     $1,058,800
Accounts receivable - related party                              195,987
Accounts receivable - other                                          331
Allowance for doubtful accounts                                 (100,000)
                                                              ----------
                                                              $1,155,118
                                                              ==========

Note 3.  Prepaid Expense
------------------------
Prepaid expense consists of the following at October 31:

                                                                 2000
                                                               ---------
            Prepaid income tax (See Note 5)                    $ 451,964
            Prepaid other taxes                                   47,286
            Other prepaid expense and credits                   595,035
                                                              ----------
                                                              $1,094,285
                                                              ===========

Note 4.   Operating Leases
--------------------------
The Company leases real property under an operating lease agreement expiring October 2001. Future minimum lease payments are as follows:

               2001                             $ 15,904
               2002                               15,904
               2003                                 -
               2004                                 -
               Thereafter                           -
                                                --------
                                                $ 31,808
                                                ========

Note 5.   Income Taxes
----------------------
The Company accounts for income taxes under the provision of SFAS 109 "Accounting for Income Taxes." This method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of assets and liabilities.

---------------------------------
The provision for income taxes consists of the following at October 31:

                                                        2000          1999
                                                        ----          ----
Current:
Federal                                             $1,427,672   $   982,405
State                                                  286,657       170,725
                                                     ---------     ---------
Total current                                        1,714,329     1,153,130

Deferred Expense (Benefit):
Income tax expense (benefit)                           (54,952)      (14,771)
                                                     ----------    ----------
Total income tax expense                            $1,659,377    $1,138,359
                                                     ----------    ---------

The income tax provision reconciled to the tax computed at the federal statutory rate is as follows at October 31:
                                                        2000          1999
                                                        ----          ----

Income taxes at the statutory rate                   $1,478,923   $  964,667
Expense and (revenue) adjustments - net                 (65,378)       3,712
State income taxes, net of federal benefit              245,832      169,980
                                                     -----------  ----------
Total income tax provision                           $1,659,377   $1,138,359
                                                     ==========   ==========

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows at October 31:

                                                          2000
                                                          ----
Deferred tax assets:
Allowance for bad debts                               $  37,960
Accrued vacation and sick leave                          43,131
Valuation allowance                                        -
                                                      ---------
Total deferred assets                                    81,091

Deferred tax liabilities:
Unrealized holding gains                               (124,954)
Excess tax depreciation                                  (3,051)
                                                      ---------
  Total deferred tax liabilities                       (128,005)
                                                      ---------
Net deferred tax liabilities                          $ (46,914)
                                                      =========

---------------------------------
The income tax provision reconciled to the Balance Sheet accounts is as follows at October 31, 2000:

                                                       Federal       State
                                                       -------       -----

     Tax payments made                                $ 1,769,218  $ 204,157
     Fuel credits used                                    110,418        -
                                                      -----------  ---------
        Total tax payments and credits                  1,879,636    204,157

     Current income tax expenses                       (1,427,672)  (286,657)
                                                       -----------  ---------
     Prepaid income tax                                $  451,964
                                                       ==========
     Current income tax payable                                    $ (82,500)
                                                                   ==========

Prepaid income tax amounts will be applied to federal income tax liabilities in subsequent periods.

Note 6.   Related Party Transactions
------------------------------------
During the fiscal years ended October 31, 2000 and 1999, the Company leased its aircraft from CLB Corporation (CLB) and Mallette Family, LLC, which are owned by an officer and significant stockholder of the Company. The lease terms for aircraft and equipment vary from month to month and approximates $330,000 per month. The Company owed $426,798 in lease payments to related parties at October 31, 2000.

Total lease expenses to related parties for the years ended October 31, 2000 and 1999 is detailed below.

                                              2000            1999
                                              ----            ----

CLB Corporation                            $ 3,326,924    $ 2,690,048
Mallette Family, LLC                           240,565           -
                                           -----------    -----------

                                           $ 3,567,489    $ 2,690,048
                                           ===========    ===========

Monthly engine overhaul reserves are paid based on actual flying hours during the month.

CLB and Mallette Family, LLC reimburse the Company for certain qualifying repairs paid for or performed by the Company. At October 31, 2000, the Company had a receivable of $195,987 related to these repairs.

The Company loaned $1,000,000 to a significant stockholder of the Company during the year ended October 31, 2000. This note bears interest at 6.25 percent, is unsecured, and is due March, 2001. Interest accrued to October 31, 2000 was $38,986.

Note 7.   401(k) Profit Sharing Plan
------------------------------------
Employees who have been employed at least 3 months may contribute up to 17 percent of their compensation to the Company's 401(k) profit sharing plan. The Company contributes an additional 50 percent of the amount contributed by employees up to a maximum of 3 percent of compensation. Participants are fully vested in employer contributions after two years of service. The Company contributed $34,863 and $15,163, for the years ended October 31, 2000 and 1999, respectively.

Note 8.   Concentrations
------------------------
The Company receives the majority of its revenues from contracts with the U.S. Postal Service (USPS). For the years ending October 31, 2000 and 1999, the revenues from contracts with the USPS represented 87 percent and 79 percent of total revenues, respectively. At October 31, 2000, accounts receivable from the USPS totaled $1,044,016. Although a loss of contracts with the USPS would severely impact the financial position of the Company, the Company's management believes that the relationship with the USPS is excellent and will continue.

The Company maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. As of October 31, 2000, the Company's uninsured cash balances totaled $1,864,411.

Note 9.   Sale of Business Assets
---------------------------------
On August 14, 2000, the Company entered into an agreement to sell certain of its business assets to Keystone Aviation, LLC (d.b.a. Million Air) of Salt Lake City, Utah. Included in the agreement are the sale of leasehold interests for certain property leased at the Provo, Utah Airport and certain buildings, improvements, and other personal property held by the Company. The sales price for these assets was $617,000 including $285,000 in cash at closing and the balance in leaseback and fuel credits to be applied over the next two years. The Company also received the future right to lease certain property at the Provo, Utah Airport. The sale took place on September 21, 2000 and resulted in a gain of $511,952 reported as part of the "Other income (expense), net" category on the Consolidated Statement of Operations.

Note 10.   Purchase Option
-------------------------
The Company has acquired an option to purchase CLB. The purchase price will be paid for with shares of the Company's common stock. The option is for a period of two years. This option is contingent on the Company acquiring five Beechcraft 1900 aircraft and on the Company's stock being traded on a recognized exchange at a price in excess of $3.40 per share.

Since CLB is owned by an officer and significant stockholder of the Company, this acquisition, if completed, would be accounted for using historical cost for all assets and liabilities of CLB in a manner similar to a pooling of interests.

Note 11.   Recent Accounting Pronouncements
-------------------------------------------
In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards requiring that every derivative instrument be recorded on the balance sheet as either an asset or liability measured at fair value. The statement also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. In June 1999, the FASB issued SFAS No. 137, which deferred the application of SFAS No. 133 from fiscal years beginning after June 15, 1999 to fiscal years beginning after June 15, 2000. The application of SFAS No. 133 is not expected to have a material impact on the Company's financial statement.

                          Alpine Air Express, Inc.
                            FINANCIAL STATEMENTS
                                (UNAUDITED)


     The financial statements for the quarter ended January 31, 2001, included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, in the opinion of management, all adjustments (which include only normal recurring accruals) necessary to present fairly the financial position and results of operations for the periods presented have been made. These financial statements should be read in conjunction with the accompanying notes, if any, and with the historical financial information of the Company.

                      ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
                            CONSOLIDATED BALANCE SHEET
                           January  31, 2001 (Unaudited)

ASSETS

Current Assets:
Cash and cash equivalents                                         $  359,905
Marketable securities                                              2,187,113
Accounts receivable                                                1,312,206
Prepaid expense                                                      897,563
Inventories                                                        1,159,547
Current portion of deferred tax asset                                 80,282
                                                                  ----------
Total current assets                                               5,996,616

Property, Plant and Equipment - net                                  166,161

Construction in Progress                                             545,769
Loan to Stockholder                                                  522,496
Loan to Related Party                                              2,010,833
                                                                  ----------

Total assets                                                      $9,241,875
                                                                  ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable                                                  $  137,973
Accounts payable - related party                                     387,914
Accrued expenses                                                       6,152
Refundable deposits                                                    7,033
Current income tax payable                                           135,975
Current portion of deferred tax liability                              3,051
                                                                  ----------

Total current liabilities                                            678,098

Deferred Income Taxes                                                 97,859
                                                                  ----------

Total liabilities                                                    775,957

Stockholders' Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, no shares issued or outstanding-
Common stock, $.001 par value, 20,000,000 shares authorized,
  11,000,000 shares issued and outstanding                            11,000
Additional paid in capital                                         1,590,078
Cumulative other comprehensive income                                159,935
Retained earnings                                                  6,704,905
                                                                  ----------
Total stockholders' equity                                         8,465,918
                                                                  ----------
Total liabilities and stockholders' equity                        $9,241,875
                                                                  ==========

                      ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)

                                                 Three Months    Three Months
                                                Ended January    Ended January
                                                  31, 2001         31, 2000
                                                  --------         --------
Operating Revenues:
  Operations                                    $ 4,001,429      $ 3,708,935
  Public services                                   515,401          431,552
                                                -----------      -----------
Total operating revenues                          4,516,830        4,140,487

Direct Costs:
  Operations                                      3,066,825        1,942,871
  Public services                                   389,352          366,677
                                                -----------       ----------
Total direct costs                                3,456,177        2,309,548
                                                -----------       ----------
Gross Profit                                      1,060,653        1,830,939

Operating Expenses:
  General and administrative                        439,081          203,114
  Depreciation                                        4,600            7,896
                                                -----------       ----------
Total operating expenses                            443,681          211,010
                                                -----------       ----------

Operating Income                                    616,972        1,619,929

Other Income (Expense):
  Interest expense                                     -              (1,781)
  Other income (expense), net                       275,222           84,809
  Nonrecurring consulting expense                      -                -
  Nonrecurring organizational expenses                 -                -
                                                -----------      -----------
    Total other income (expense)                    275,222           83,028
                                                -----------      -----------

Income Before Income Taxes                          892,194        1,702,957

Income Tax Expense (Benefit):
  Current income tax expense                        346,845          724,983
  Deferred income tax (benefit) expense             (33,223)          21,489
                                                -----------      -----------
Total income tax expense (benefit)                  313,622          746,472
                                                -----------      -----------
Net Income                                      $   578,572      $   956,486
                                                ===========      ===========
Earnings Per Share - Basic and Fully Diluted    $      0.05      $      0.09
                                                -----------      -----------

Weighted Average Shares Outstanding              11,000,000       10,895,000
                                                ===========      ===========

                    ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                                                                           Cumulative
                                                                             Other
                                                                            Compre-
                                                             Additional     hensive
                                       Common Stock           Paid In       Income      Retained
                                    Shares         Amount     Capital       (Loss)      Earnings        Total
                                    ------         ------     -------       ------      --------        -----

Balance, October 31, 2000           11,000,000    $11,000    $1,590,078    $204,219    $6,126,333    $7,931,630


Comprehensive Net Income
Calculation (unaudited):
Net income                                -          -             -           -          578,572       578,572
Other comprehensive income-
net of tax.  Unrealized holding
gains arising during the period           -          -           -          (44,284)         -          (44,284)
                                    ----------    -------    ----------    --------    ----------    ----------
Comprehensive Income (unaudited)          -          -           -          (44,284)      578,572       543,288
                                    ----------    -------    ----------    --------    ----------    ----------

Balance, January 31, 2001
(unaudited)                         11,000,000    $11,000    $1,590,078    $159,935    $6,704,905    $8,465,918
                                    ==========    =======    ==========    ========    ==========    ==========




3128:

                    ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (Unaudited)


                                                 Three Months    Three Months
                                                Ended January    Ended January
                                                  31, 2001         31, 2000
                                                  --------         --------
Cash Flows from Operating Activities:
Net income                                           $ 578,572     $ 956,486
Adjustments to reconcile net income to net cash
provided (used) by operating activities:
Reduction of loan to shareholder                       250,000          -
Nonrecurring organizational expense                       -             -
Nonrecurring consulting expense                           -             -
Realized gain on marketable securities                (217,890)         -
Gain on disposal of property, plant, and equipment        -             -
Deferred tax (benefit) expense                         (33,223)       21,489
Depreciation and amortization                            4,600         7,896
Accrued interest on loans to stockholder and
related party                                          (13,428)         -
Changes in assets and liabilities:
Accounts receivable                                   (157,088)     (349,288)
Inventories                                           (188,408)     (114,556)
Prepaid expense                                        276,722       (93,837)
Construction in progress                              (220,825)         -
Accounts payable                                      (152,321)      (56,200)
Accounts payable - related party                      (176,628)       43,907
Accrued expenses                                      (573,646)     (256,650)
Refundable deposits                                    (13,626)        1,529
Income tax payable                                      53,475       496,130
                                                     ---------       -------
   Total adjustments                                (1,162,285)     (308,580)
                                                     ---------       -------

Net cash provided (used) by operating activities      (583,713)      647,906

Cash Flows from Investing Activities:
Proceeds from sale of marketable securities          1,023,429          -
Loan to related party                               (2,000,000)         -
Loan to stockholder                                    269,085          -
Purchase of marketable securities                         -       (1,728,818)
Purchase of equipment                                     -          (15,178)
                                                     ---------     ---------

Net cash used by investing activities                 (707,486)   (1,743,996)
                                                     ---------     ---------
Net Decrease in Cash and
Cash Equivalents                                    (1,291,199)   (1,096,090)

Beginning Cash and Cash Equivalents                  1,651,104     2,008,747
                                                     ---------     ---------
Ending Cash and Cash Equivalents                     $ 359,905     $ 912,657
                                                     =========     =========

                  ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (Unaudited)

Supplemental Information

The Company paid $0 and $1,781 in interest and $12,915 and $43,532 in income taxes during the three months ended January 31, 2000 and 1999. Respectively. The Company declared a bonus to an officer of the Company of $250,000 which reduced the loan to that officer during the three months ended January 31, 2001.

                       ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.     Summary of Significant Accounting Policies
------------------------------------------------------
This summary of significant accounting policies of Alpine Air Express, Inc. and subsidiary (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, in the opinion of management, all adjustments (which include only normal recurring accruals) necessary to present fairly the financial position and results of operations for the periods presented have been made. These financial statements should be read in conjunction with the accompanying notes, if any, and with the historical information of the Company.

Organization and Business Description - Alpine Aviation, Inc. (Alpine) was incorporated in the state of Utah on October 7, 1975. On June 12, 2000 Alpine entered into a transaction that was accounted for as a reverse merger with Riverside Ventures, Inc., a Delaware corporation incorporated on April 20, 1994. At the time of the transaction, Riverside Ventures, Inc. was inactive. All of the outstanding common stock of Alpine was exchanged for 9,895,000 shares of common stock of Riverside Ventures, Inc. The transaction, accounted for as a reverse merger acquisition, resulted in a recapitalization of Alpine inasmuch as it was deemed to be the acquiring entity for accounting purposes. Subsequently, Riverside Ventures, Inc. changed its name to Alpine Air Express, Inc.

In connection with the reverse merger, the 25,000 shares of common stock of Alpine were exchanged at a rate of one share of Alpine for 395.8 shares of Riverside Ventures, Inc. The earnings per share data have been retroactively restated to reflect the post merger share amounts. The historical financial statements prior to June 12, 2000 are those of Alpine.

The Company has been involved in the hauling of air freight, serving commuter routes, and providing pilot training. The Company terminated commuter flights in July 1999. Until the termination of commuter flights, the Federal government had enhanced the income of the Company on those essential air service routes.

Principles of Consolidation - The consolidated financial statements include the accounts of Alpine Air Express, Inc. and its wholly owned subsidiary (together referred to as the Company). All material intercompany transactions and accounts have been eliminated.

Cash and Cash Equivalents - The Company considers demand deposits at banks and money market funds at other financial institutions with an original maturity of three months or less to be cash equivalents.

                       ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.     Summary of Significant Accounting Policies (Continued)
------------------------------------------------------------------
Accounts Receivable - The Company grants credit to its customers, substantially all of whom are businesses located in the western United States. The Company has no policy requiring collateral on any of its accounts receivable.

An allowance of $100,000 was established for accounts receivable at January 31, 2001.

Marketable Securities - The Company held marketable equity ($621,923) and debt ($1,565,180) securities recorded at aggregate fair market values totaling $2,187,113 at January 31, 2001. These securities are classified as available-for-sale. Gross unrealized gains were $257,793 and $102,896, for the three months ending January 31, 2001 and 2000, respectively.

Inventory - Inventory consists of airplane parts and fuel stated at the lower of cost or market, determined using the first-in, first-out method (FIFO).

Depreciation - Provision for depreciation of property, plant and equipment is computed on the straight-line method for financial reporting purposes. Depreciation is based upon estimated useful lives as follows:

              Buildings and improvements              10 to 20 Years
              Equipment                                2 to 7 Years
              Furniture and fixtures                   2 to 7 Years

Maintenance, repairs, and renewals which neither materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred. No costs were capitalized during the three months ended January 31, 2001 and 2000. Gains and losses on dispositions of equipment are included in net income.

Accumulated depreciation was $108,742 at January 31, 2001.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts disclosed. Accordingly, actual results could differ from those estimates.

Earnings Per Share - Basic and fully diluted earnings per share is computed by dividing net income available for common stock by the weighted average number of common shares during the period.

Revenue and Cost Recognition - The Company utilizes the accrual method of accounting whereby revenue is recognized when earned and expenses are recognized when incurred.

Impairment of Long Term Assets - The Company reviews all long term assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable through undiscounted future cash flows. If an impairment loss has occurred, such loss is recognized in the Statement of Operations.
No such loss has been recognized in the three months ended January 31, 2001 and 2000, respectively.

                       ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2.     Accounts Receivable
-------------------------------
Accounts receivable consists of the following at January  31:

                                                             2001
                                                            ------
     Trade accounts receivable                          $ 1,264,352
     Accounts receivable - related party                    147,854
     Allowance for doubtful accounts                       (100,000)
                                                        ------------
                                                        $ 1,312,206
                                                        ===========

Note 3.     Prepaid Expense
---------------------------
Prepaid expense consists of the following at January 31:
                                                             2001
                                                         -----------

     Prepaid income tax (See Note 5)                     $  205,919
     Prepaid other taxes                                    113,725
     Other prepaid expenses and credits                     577,919
                                                         ----------
                                                         $  897,563

Note 4.     Construction in Progress
------------------------------------
The Company is constructing a new hangar at the Provo, Utah Airport. All costs of construction have been accumulated as Construction in Progress on the Consolidated Balance Sheet.

Note 5.     Operating Leases
----------------------------
The Company leases real property under an operating lease agreement expiring October 2002. Future minimum lease payments for the years ending January 31 are as follows:

             2001                             $ 15,904
             2002                               15,904
             2003                                   -
             2004                                   -
             Thereafter                             -
                                               --------
                                               $ 31,808
                                               ========

                       ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6.     Income Taxes
------------------------
The Company accounts for income taxes under the provision of SFAS 109 "Accounting for Income Taxes." This method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of assets and liabilities.

The provision for income taxes consists of the following:

                                           January 31,        January 31,
                                               2001               2000
                                           -------------   --------------
     Current:
     Federal                              $   280,455       $    548,533
     State                                     66,390            176,450
                                            -----------       ------------
     Total current                            346,845            724,983
     Deferred Expense (Benefit):
     Income tax expense (benefit)             (33,223)            21,489
                                           -----------         ----------
     Total income tax expense              $  313,622          $ 746,472
                                           ===========         ===========

The income tax provision reconciled to the tax computed at the federal statutory rate is as follows:
                                            January 31,     January 31,
                                               2001              2000
                                           ------------    ------------

Income taxes at the statutory rate         $   303,346     $    561,976
Expense and (revenue) adjustments - net        (40,147)          82,319
State income taxes, net of federal benefit      50,423          102,177
                                           ------------    ------------
     Total income tax provision            $   313,622     $   746,472
                                           ============    ============

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows at January 31:
                                                                2001
Deferred tax assets:
Allowance for bad debts                                  $     37,960
Accrued vacation and sick leave                                42,322
Valuation allowance                                                -
                                                         ------------
     Total deferred assets                                     80,282

Deferred tax liabilities:
     Unrealized holding gains                                 (97,859)
     Excess tax depreciation                                   (3,051)
                                                         -------------
     Total deferred tax liabilities                           (100,910)
                                                         -------------
Net deferred tax liabilities                              $   (20,628)
                                                         =============

                       ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6.     Income Taxes (Continued)
------------------------------------
The income tax provision reconciled to the Balance Sheet accounts is as follows at January 31, 2001:

                                                   Federal             State
                                                  ----------          -------

Prepaid income tax, October 31, 2000             $   451,964       $       -
Current income tax payable, October 31, 2000              -          (82,500)

Tax payments made during the three months
  ending January 31, 2001                                 -           12,915
Adjustments upon filing of return                      34,410             -
Current income tax expense                           (280,455)       (66,390)
                                                 ------------       ---------
Prepaid income tax                               $    205,919
                                                 ============
Current income tax payable                                        $  (135,975)
                                                                  ===========

Prepaid income tax amounts will be applied to federal income tax liabilities in subsequent periods.

Note 7.     Related Party Transactions
--------------------------------------
During the three months ended January 31, 2001 and 2000, the Company leased its aircraft from CLB Corporation (CLB) and Mallette Family, LLC, which are owned by an officer and significant stockholder of the Company. The lease terms for aircraft and equipment vary from month to month and approximates $360,000 per month. The Company owed $387,914 in lease payments to related parties at January 31, 2001.

Total lease expenses to related parties for the three months ended January 31, 2001 and 2000 is detailed below.

                                                 January 31,     January 31,
                                                   2001              2000
                                                 -----------     -----------
CLB Corporation                                 $    831,505     $   801,591
Mallette Family, LLC                                 244,156              -
                                                ------------     ------------
                                                $  1,075,661     $   801,591
                                                ============     ============


Monthly engine overhaul reserves are paid based on actual flying hours during the month.

CLB and Mallette Family, LLC reimburse the Company for certain qualifying repairs paid for or performed by the Company. At January 31, 2001, the Company had a receivable of $147,854 related to these repairs.

                       ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7:   Related Party Transactions
------------------------------------
During the year ended October 31, 2000, the Company loaned $1,000,000 to an officer and significant stockholder of the Company. This officer repaid $269,085 of this note during the three months ended January 31, 2001. In addition, the officer was given a $250,000 bonus that reduced the balance due on this note. This note bears interest at 6.25 percent, is unsecured, and is due March 2003. Interest accrued at January 31, 2001 was $2,595. The balance on this loan at January 31, 2001 was $522,496.

During the three months ended January 31, 2001, the Company loaned $2,000,000 to Mallette Family, LLC, which is owned by an officer and significant stockholder of the Company. This note bears interest at 6.5 percent, is unsecured, and is due December 2003. Interest accrued to January 31, 2001 was $10,833.

Note 8.     401(k) Profit Sharing Plan
--------------------------------------
Employees who have been employed at least 3 months may contribute up to 17 percent of their compensation to the Company's 401(k) profit sharing plan.
The Company contributes an additional 50 percent of the amount contributed by employees up to a maximum of 3 percent of compensation. Participants are fully vested in employer contributions after two years of service. The Company contributed $0 and $10,247 for the three months ended January 31, 2001 and 2000, respectively.

Note 9.     Concentrations
--------------------------
The Company receives the majority of its revenues from contracts with the U.S. Postal Service (USPS). For the three months ending January 31, 2001 and 2000, the revenues from contracts with the USPS represented 86 and 89 percent of total revenues, respectively. At January 31, 2001, accounts receivable from the USPS totaled $1,233,224. Although a loss of contracts with the USPS would severely impact the financial position of the Company, the Company's management believes that the relationship with the USPS is excellent and will continue.

The Company maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. As of January 31, 2001, the Company's uninsured cash balances totaled $395,001.

Note 10.     Purchase Option
----------------------------
The Company has acquired an option to purchase CLB. The purchase price will be paid for with shares of the Company's common stock. The option is for a period of two years. This option is contingent on the Company acquiring five Beechcraft 1900 aircraft and on the Company's stock being traded on a recognized exchange at a price in excess of $3.40 per share.

Since CLB is owned by an officer and significant stockholder of the Company, this acquisition, if completed, would be accounted for using historical cost for all assets and liabilities of CLB in a manner similar to a pooling of interests.

                       ALPINE AIR EXPRESS, INC. AND SUBSIDIARY
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11.     Recent Accounting Pronouncements
---------------------------------------------
In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards requiring that every derivative instrument be recorded on the balance sheet as either an asset or liability measured at fair value. The statement also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. In June 1999, the FASB issued SFAS No. 137, which deferred the application of SFAS No. 133 from fiscal years beginning after June 15, 1999 to fiscal years beginning after June 15, 2000.

In September 2000, the Financial Accounting Standards Board ("FASB") issued SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities". This statement is a replacement of SFAS 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities". Most of the provisions of SFAS 125 were carried forward to SFAS 140 without reconsideration by the FASB, and some were changed only in minor ways. In issuing SFAS 140, the FASB included issues and decisions that had been addressed and determined since the original publication of SFAS 125. SFAS 140 is effective for transfers after March 31, 2001.

The application of SFAS 133 and 140 is not expected to have a material impact on the Company's financial statements.

BACK COVER OF PROSPECTUS

     No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Alpine. This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

    TABLE OF CONTENTS
                                       Page


Prospectus Summary                       6
Risk Factors                             7
Dividend Policy                         13
Market Price of Common Stock            13
Business and Plan of Operation          13
Management's Discussion and Analysis
 and Results of Operations              18
Management                              25
Principal Stockholders                  27
Certain Transactions                    28
Selling Stockholders                    29
Description of Securities               39
Legal Matters                           41
Experts                                 41
Additional Information                  42
Financial Statements                   F-1

                               ALPINE AIR EXPRESS, INC.

                                   905,908 SHARES

                                     PROSPECTUS


                                  June __, 2001

                            ALPINE AIR EXPRESS, INC.

                                   PART II

Item 24. Indemnification of Directors and Officers.
--------------------------------------------------
     Alpine has adopted provisions in its Certificate of Incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law. Under Alpine's articles of incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to Alpine or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Alpine or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Alpine or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or rescission.

      At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Alpine where indemnification will be required or permitted. Alpine is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 25. Other Expenses of Issuance and Distribution.
-----------------------------------------------------
                  Filing fee under the Securities Act of 1933      $1,196.00
                  Printing and engraving (1)                         $300.00
                  Blue Sky Fees                                    $1,000.00
                  Auditing Fees (1)                               $10,000.00
                  Legal Fees (1)                                  $35,000.00
                  Miscellaneous (1)                                $3,000.00
                                                                  ----------
                  TOTAL                                           $50,496.00
(1)Estimates                                                      ==========

Item 26. Recent Sales of Unregistered Securities.
-------------------------------------------------



     In June 2000, the Company issued 9,895,000 shares to the four shareholders of Alpine Aviation, Inc. in exchange for all of the outstanding shares of Alpine Air. All four shareholders of Alpine Aviation were accredited investors or members of Alpine Aviation senior management. The transaction was exempt from registration under Section 4(2) and 4(6) of the Securities Act. As part of the acquisition of Alpine Aviation, Inc. by Riverside Ventures, Inc., Alpine issued 105,000 shares to Smith Consulting Services, Inc. for its consulting services to Alpine. Smith Consulting Services is owned by Karl Smith who is an accredited investor. Smith Consulting Services has been assisting Alpine Aviation in the development of its business plan and strategic business planning and conducting due diligence on possible acquisitions that Alpine Aviation has investigated. The issuance of stock to Smith Consulting Services was made in reliance upon the exemptions available under Section 4(2) of the Securities Act. Smith Consulting Services, Inc. has transferred shares to three of its consultants and employees who are also accredited and sophisticated investors. The transfer was made in reliance on section 4(2).



     Both the issuance of shares to the Alpine Aviation shareholders and the shares issued to Smith Consulting Services occurred in relation to the reorganization and were issued effective June 12, 2000. The valuation used was based in part on a prior valuation for Alpine Aviation and on negotiations between Alpine Aviation, Karl Smith and Jehu Hand who, at that time was the president of Alpine Air Express, previously Riverside Ventures. The parties all agreed that the valuation would be the same for both transactions and a value of approximately $1.3636 per share was selected which favored the prior independent valuation received on Alpine Aviation. Accordingly, the shares issued in the reorganization were valued at $13,494,822 as the acquisition price of Alpine. The 105,000 shares issued to Smith Consulting Services were valued at $143,181.

     For accounting purposes the transaction was treated as a "reverse merger" with Alpine Aviation, the Utah corporation, being treated as the acquiring corporation. Accordingly, the combined financial statements reflect the dollar value of the shares of Riverside Ventures held by its existing shareholders, prior to the reorganization of 56,150 shares or $76,568 assuming a $1.3636 per share price. The remaining 1,048,000 shares were received by Smith Consulting Services and individuals who assisted it with consulting services for Alpine. These 1,048,000 shares, including the 105,000 new shares issued, were valued at $1,430,250 based on the $1.3636 share price. Smith Consulting shares were treated as consulting expenses.

Item 27. Exhibits and Financial Schedules
-----------------------------------------
SEC Ref No.     Exhibit No.     Title of Document             Location
-----------     -----------     -----------------             --------
2. Plan of Acquisition, reorganization, arrangement, liquidation or Succession

2.     2.1   Agreement and Plan of Reorganization by          Incorporated
             and between Riverside Ventures, Inc. and         by Reference (1)
             Alpine Aviation, Inc. and related amendment

3.   Certificate of Incorporation and Bylaws
     3.1    Articles of Incorporation                         Incorporated
                                                              by Reference (2)
     3.2    Articles of Amendment                             Incorporated
                                                              by Reference (1)
     3.3    Bylaws                                            Incorporated
                                                              by Reference (2)
     3.4    Amended Bylaws                                    Incorporated
                                                              by Reference (1)

5.   Opinion of Max A. Hansen & Associates, P.C. as to
         legality of securities being registered.             Previously
                                                              Filed (3)

10.  Material Contracts
     10.1   United States Postal Service Solicitation
            ASYS-R-99-01 (Air System Contract)                Previously
                                                              Filed (3)
     10.2   Air systems Contract Amendment                    Previously
                                                              Filed (3)
     10.3   Bid Offer and Acceptance-ASYS-99.01               Previously
                                                              Filed (3)
     10.4   Consulting Agreement by and between               Incorporated
            Alpine Aviation, Inc. and Smith Consulting        by Reference (1)
            Services, Inc.
     10.5   Stock Purchase and Sales Agreement (CLB)          Incorporated
                                                              By reference (1)
     10.6   Promissory Note with Mallette Family LLC          Previously
                                                              Filed (5)
     10.7   Irrevocable Options to Purchase by Mallette
            Family LLC                                        Previously
                                                              Filed (3)
     10.8   Ground Lease-Provo                                Previously
                                                              Filed (3)
     10.9   Ground Lease Extension-Provo                      Previously
                                                              Filed (3)
     10.10  Ground Lease-Billings                             Previously
                                                              Filed (3)
     10.11  CLB Lease Agreement for Planes                    Previously
                                                              Filed (3)
     10.12  Agreement for Sale of Business Asset
             (Fixed Based Operation)                          Incorporated
                                                              By Reference (5)
     10.14  Mallette Family LLC Lease Agreement for Planes    Previously
                                                              Filed (3)
     10.15   Promissory Note-Mallette                         Incorporated
                                                              By Reference (6)

     10.15  Addendum to Stock Purchase and Sale
            Agreement (CLB)                                   Previously
                                                              Filed (7)
     10.16  Lease Agreement-Provo Hanger                      Previously
                                                              Filed (7)

21. Subsidiaries of the small business issuer-Alpine Aviation, Inc., a Utah corporation is the only subsidiary. It does business under the name Alpine Air.

23.  Consents of Experts and Counsel
     23.1     Consent of Squire & Company, P.C.               This Filing
     23.2     Consent of Max A. Hansen & Associates, P.C.     Previously
                                                              Filed (3)
24.  Powers of Attorney
     24.1     Powers of Attorney are included on signature page(3)

(1) Incorporate by reference to the Company's Current Report on Form 8-K dated August 31, 2000.
(2) Incorporated by reference to the Company's Registration Statement on Form 10-SB, file no. 0-27011, filed August 12, 1999.
(3) Incorporated by reference to the Company's Registration Statement on Form SB-2 filed with the Commission on August 31, 2000, file no. 333-44920.
(4) Incorporated by reference to Alpine's Form 10-QSB for the quarter ended July 31, 2000, filed with the Commission on September 14, 2000.
(5) Incorporated by reference to the Company's Registration Statement on Form SB-2-amendment 3 filed with the Commission on February 22, 2001, file no. 333-44920.
(6) Incorporated by reference to Alpine's Form 10-QSB for the quarter ended January 31, 2001, filed with the Commission on March 19, 2001.
(7) Incorporated by reference to the Company's Registration Statement on Form SB-2-amendment 4 filed with the Commission on May 16, 2001, file no. 333-44920.

     All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.

     (b) Financial Statement Schedules

     All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

Item 28. Undertakings.
----------------------
    (a)   The undersigned small business issuer hereby undertakes:

       (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement; and (iii) Include any material or changed information the plan of distribution.

       (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

       (3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) To provide to the underwriter at the Closing specified in the underwriting agreement certificates in such denominations and registered in such names as may be required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned small business issuer hereby undertakes that it will:

       (1) For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

        (2) For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                 Signatures
     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Provo, State of Utah on June 13, 2001.

                                      ALPINE AIR EXPRESS, INC.
                                      By:
                                         ----------------
                                         Eugene R. Mallette
                                         Chairman and CEO

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2000.


By:       /s/                          Chairman, Chief Executive Officer and
   ---------------------------         Director (principal executive officer)
   Eugene R. Mallette

By:        /s/
   ---------------------------         President and Director
   Bill Distefano

By:       /s/                          Chief Financial Officer (principal
   ---------------------------         accounting Leslie Hill and financial
   Leslie Hill                         officer)

By:       /s/                          Director
   ---------------------------
   Max A. Hansen

By:     /s/                            Director
   ---------------------------
   Richard Rowack

     The above signed officer and/or director of Alpine Air Express, Inc., a Delaware corporation (the "Corporation"), hereby constitutes and appoints Eugene R. Mallette and Bill Distefano, and each of them, with full power of substitution and resubstitution, as attorney to sign for the undersigned in any and all capacities this Registration Statement and any and all amendments thereto, and any and all applications or other documents to be filed pertaining to this Registration Statement with the Securities and Exchange Commission or with any states or other jurisdictions in which registration is necessary to provide for notice or sale of all or part of the securities to be registered pursuant to this Registration Statement and with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent, or any of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and incorporate such changes as any of the said attorneys-in-fact deems appropriate.

Item 27. Exhibits and Financial Schedules
-----------------------------------------
SEC Ref No.     Exhibit No.     Title of Document             Location
-----------     -----------     -----------------             --------
2. Plan of Acquisition, reorganization, arrangement, liquidation or Succession

2.     2.1   Agreement and Plan of Reorganization by          Incorporated
             and between Riverside Ventures, Inc. and         by Reference (1)
             Alpine Aviation, Inc. and related amendment

3.   Certificate of Incorporation and Bylaws
     3.1    Articles of Incorporation                         Incorporated
                                                              by Reference (2)
     3.2    Articles of Amendment                             Incorporated
                                                              by Reference (1)
     3.3    Bylaws                                            Incorporated
                                                              by Reference (2)
     3.4    Amended Bylaws                                    Incorporated
                                                              by Reference (1)

5.   Opinion of Max A. Hansen & Associates, P.C. as to
         legality of securities being registered.             Previously
                                                              Filed (3)

10.  Material Contracts
     10.1   United States Postal Service Solicitation
            ASYS-R-99-01 (Air System Contract)                Previously
                                                              Filed (3)
     10.2   Air systems Contract Amendment                    Previously
                                                              Filed (3)
     10.3   Bid Offer and Acceptance-ASYS-99.01               Previously
                                                              Filed (3)
     10.4   Consulting Agreement by and between               Incorporated
            Alpine Aviation, Inc. and Smith Consulting        by Reference (1)
            Services, Inc.
     10.5   Stock Purchase and Sales Agreement (CLB)          Incorporated
                                                              By reference (1)
     10.6   Promissory Note with Mallette Family LLC          Previously
                                                              Filed (5)
     10.7   Irrevocable Options to Purchase by Mallette
            Family LLC                                        Previously
                                                              Filed (3)
     10.8   Ground Lease-Provo                                Previously
                                                              Filed (3)
     10.9   Ground Lease Extension-Provo                      Previously
                                                              Filed (3)
     10.10  Ground Lease-Billings                             Previously
                                                              Filed (3)
     10.11  CLB Lease Agreement for Planes                    Previously
                                                              Filed (3)
     10.12  Agreement for Sale of Business Asset
             (Fixed Based Operation)                          Incorporated
                                                              By Reference (5)
     10.14  Mallette Family LLC Lease Agreement for Planes    Previously
                                                              Filed (3)
     10.15   Promissory Note-Mallette                         Incorporated
                                                              By Reference (6)

     10.15  Addendum to Stock Purchase and Sale
            Agreement (CLB)                                   Previously
                                                              Filed (7)
     10.16  Lease Agreement-Provo Hanger                      Previously
                                                              Filed (7)

21. Subsidiaries of the small business issuer-Alpine Aviation, Inc., a Utah corporation is the only subsidiary. It does business under the name Alpine Air.

23.  Consents of Experts and Counsel
     23.1     Consent of Squire & Company, P.C.               This Filing
     23.2     Consent of Max A. Hansen & Associates, P.C.     Previously
                                                              Filed (3)
24.  Powers of Attorney
     24.1     Powers of Attorney are included on signature page(3)

(1) Incorporate by reference to the Company's Current Report on Form 8-K dated August 31, 2000.
(2) Incorporated by reference to the Company's Registration Statement on Form 10-SB, file no. 0-27011, filed August 12, 1999.
(3) Incorporated by reference to the Company's Registration Statement on Form SB-2 filed with the Commission on August 31, 2000, file no. 333-44920.
(4) Incorporated by reference to Alpine's Form 10-QSB for the quarter ended July 31, 2000, filed with the Commission on September 14, 2000.
(5) Incorporated by reference to the Company's Registration Statement on Form SB-2-amendment 3 filed with the Commission on February 22, 2001, file no. 333-44920.
(6) Incorporated by reference to Alpine's Form 10-QSB for the quarter ended January 31, 2001, filed with the Commission on March 19, 2001.
(7) Incorporated by reference to the Company's Registration Statement on Form SB-2-amendment 4 filed with the Commission on May 16, 2001, file no. 333-44920.